EXECUTION COPY
THE MINISTER FOR COMMUNICATIONS
OF THE GOVERNMENT
OF THE REPUBLIC OF SOUTH AFRICA
and
THINTANA COMMUNICATIONS LLC
SHAREHOLDERS' AGREEMENT
IN RELATION TO TELKOM SA LIMITED
Dated the 16 day of January 2003
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TABLE OF CONTENTS
1.   DEFINITIONS AND INTERPRETATION

2.   SHAREHOLDER MATTERS
15
3.   THE BOARD OF DIRECTORS
21
4.   HRRC AND STRATEGIC SERVICES AGREEMENT
27
5.   AUDIT AND RISK MANAGEMENT COMMITTEE
27
6.   TRANSFERS OF SHARES
28
7.   STRATEGIC OBJECTIVES AND BUSINESS PLAN
40
8.   AUDITORS
41
9.   DIVIDEND POLICY
41
10.   NON-COMPETITION AND INVESTMENT OPPORTUNITIES
41
11.   CONFIDENTIAL INFORMATION
42
12.   DURATION AND TERMINATION
43
13.   CALL OPTION
44
14.   COMPLIANCE WITH LAW
45
15.   CERTAIN INDEMNITY OBLIGATIONS
46
16.   NOTICES
47
17.   MISCELLANEOUS
49
18.   CONDITIONS PRECEDENT
54
19.   ALTERATION OF SHARE CAPITAL AND ADOPTION OF NEW
      MEMORANDUM AND ARTICLES
55
20.   ADDITIONAL SUSPENSIVE CONDITION
56
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APPENDICES
Form of Strategic Services Agreement
Appendix A
Form of Registration Rights Agreement
Appendix B
List of Permitted Telecommunications Companies
Appendix C
Restrictions on Transfer
Appendix D
Permitted Disclosure
Appendix E
Call Option Price Determination
Appendix F
Form of Memorandum and Articles of Association
Appendix G
Issued Share Capital
Appendix H
Form of Termination Agreement
Appendix I
Form of Written Resolutions
Appendix J
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THIS SHAREHOLDERS' AGREEMENT is made this 16
th
 day of Janu-
ary 2003
BETWEEN:
THE MINISTER FOR COMMUNICATIONS OF THE GOVERNMENT
OF THE REPUBLIC OF SOUTH AFRICA, acting under authority of the Government of the Republic of South Africa, in her capacity as a shareholder of Telkom SA Limited (the
"Minister"
); and
THINTANA COMMUNICATIONS LLC, a United States limited liability company organised under the laws of the State of Delaware and having its registered of-
fice at #2 Read's Way, Suite 117, Corporate Commons, New Castle, Delaware, U. S. A.
(the "SEP");
IN RELATION TO:
TELKOM SA LIMITED, a corporation duly registered in accordance with the Company Laws of the Republic of South Africa and having its principal place of business at 152 Proes Street, Telkom Towers North, Pretoria, South Africa ("Telkom" or
the "Company");
WHEREAS:
In connection with the investment of the SEP in Telkom, Telkom, the SEP and the
Minister for Posts, Telecommunications and Broadcasting of the Government of
the Republic of South Africa entered into a Shareholders' Agreement dated May
14, 1997, as amended (the "Original Shareholders' Agreement"), and concur-
rently therewith, the SEP purchased 30% of the issued share capital of Telkom and agreed to provide certain strategic contributions to Telkom's business pursu-
ant to the Strategic Services Agreement dated May 14, 1997 by and between
Telkom and the SEP;
In 2001, in accordance with the rights reserved by the Minister in the Original
Shareholders' Agreement, the Minister sold a three percent (3%) equity interest in
Telkom from the Minister's holdings to Ucingo Investments (Proprietary) Lim-
ited, a consortium of black empowerment investors;
Telkom's present authorized and issued share capital, its present Shareholders and their respective shareholdings in its issued share capital are stated in Appendix H;
In terms of the Original Shareholders' Agreement, the Minister has the right, sub-
ject to certain conditions, to dispose of its Shares pursuant to a listed public offer-
ing on the Listing Exchanges (as defined below) and the Minister now desires to exercise that right; and
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In order to facilitate the exercise of that right of disposal by the Minister, the Par-
ties and Telkom desire to terminate the Original Shareholders' Agreement and the
Parties desire to enter into this Agreement and the other Transaction Documents
(as defined below) to regulate their rights between themselves as shareholders of
Telkom and Telkom's corporate governance.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:
1.
 DEFINITIONS AND INTERPRETATION
1. 01
In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:
"Additional Reserved Matters"
 means the additional Class A reserved
matters enumerated in article 25 of the Articles to which the Minister be-
comes eligible, subject to Clause 3. 10 hereof;
"Affiliate"
 means, in relation to any one company, any other company
which is a Holding Company or Subsidiary of the first mentioned com-
pany or which is another Subsidiary of any of its Holding Companies;
provided, that, in relation to the Minister, the Minister shall be deemed to be a company;
"Alternative Bid Consideration"
 has the meaning specified in Clause
6.
 03(h; )
"Annual Budget"
 means the consolidated annual budget of Telkom and
its Subsidiaries (and its controlled joint ventures, partnerships and similar investments, if any) prepared and approved, and as amended from time to time, in accordance with the Articles;
"Appointor"
 has the meaning specified in Clause 2. 05;
"Articles"
 means the articles of association of Telkom to be adopted pur-
suant to the special resolutions to be passed in accordance with Clause 19 of this Agreement, the form of which (together with the Memorandum) is attached hereto as Appendix G, and as they may thereafter be amended from time to time;
"Auditors"
 means the auditors for the time being of Telkom, duly ap-
pointed in accordance with the provisions of the Companies Act and the
Articles and in accordance with the requirements of this Agreement and, insofar as they are applicable, the Articles, and "Auditor" means any of the Auditors;
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"Board"
 means the board of directors of Telkom, or as the context may require, the Directors present at a duly convened meeting of the Directors at which a quorum is present;
"Business"
 means the Licensed Business and such other business or busi-
nesses as the Board may agree that Telkom may conduct;
"Business Day"
 means a day (other than Saturday or Sunday) on which
banks are open for business in Johannesburg and, if on such day a pay-
ment is to be made in Dollars, in New York City;
"Business Plan"
 means the business plan of Telkom for the time being,
setting out such strategic and operating objectives and plans and matters of similar import, prepared and approved, and as amended or adopted from time to time, in accordance with the Articles;
"Call Option Price"
 has the meaning specified in Clause 13. 01;
"Chairperson"
 means the chairperson of the Board;
"Class A Share"
 means the Class A ordinary par value share of Rl0. 00
(ten Rands) in the Company's capital;
"Class B Share"
 means the Class B ordinary par value share of R10. 00
(ten Rands) in the company's capital;
"Company"
 has the meaning specified in the preamble hereto;
"Companies Act"
 means the Companies Act, 1973 (Act No. 61 of 1973)
of the laws of the Republic of South Africa as in effect on the date hereof and (except as otherwise expressly provided herein) as hereafter amended from time to time;
"Compliance Program"
 means the program of environmental compliance
of its facilities and operations adopted and implemented by Telkom which shall be appropriate in light of applicable environmental laws and which
(i) includes recurrent, regular reviews by appropriately trained or qualified staff or consultants of compliance status, and methods to address or re-
solve events of non-compliance and (ii) provides for the remediation of any matter or circumstance which constitutes a violation of applicable en-
vironmental laws;
"Cut Off Date"
 has the meaning specified in Clause 6. 03(c);
"Defaulting Shareholder"
 has the meaning specified in Clause
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2.05(a)(ii);
"Directors"
 means the directors of Telkom from time to time, and "Direc-
tor"
 means any of the Directors;
"Disadvantaged Groups"
 means South African groups historically dis-
criminated against on the grounds of race, colour, origin or gender in
South Africa, and "Disadvantaged Group" means any of the Disadvan-
taged Groups;
"Dispute"
 has the meaning specified in Clause 17. 14(a);
"Dollars"
 and "US$" mean the lawful currency for the time being of the
United States of America;
"domicilium"
 has the meaning specified in Clause 16;
"Eligible Ministry"
 means any ministry or other governmental depart-
ment of the Republic of South Africa which has signed a written acknowl-
edgment in a form reasonably acceptable to the SEP acknowledging to be bound by the terms and conditions of this Agreement as contemplated by
Clause 6. 01(c)(i); provided, that at all times one of the Ministry for Com-
munications, the Ministry of Finance, the Ministry of Trade and Industry
or the Ministry of Public Enterprises (or their legal successors that have
;
"Eligible Third Party"
 has the meaning specified in Clause 6. 03;
"Empowerment Vehicles"
 means any person to whom the Minister may
Transfer Shares as provided for in Clause 6. 01(c)(iii) or any direct or indi-
rect transferee of Shares of such person who takes Transfer thereof in compliance with and subject to Clause 6. 01(c)(iii);
"Encumbrance"
 means in relation to any property, any mortgage, pledge,
lien or other hypothecation or security arrangement of whatever nature over the property, and "Encumber" means to create any Encumbrance over or in the relevant property;
"Event of Default"
 means any of the events specified as such in Clause
13. 02;
"Exchange Control Approvals"
 means the approvals of the South Afri-
can Reserve Bank and any other governmental approvals necessary from time to time for the payment and transfer out of the Republic of South Af-
rica of amounts payable by any person to the SEP as provided or as con-
templated herein;
"exempt transaction"
 has the meaning specified in Clause 6. 03;

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substantially the same function) shall be deemed to be an Eligible Ministry;
"General Meeting"
 means a duly convened and authorized general meet-
ing of holders of Shares of Telkom;
"General Meeting Notice"
 means the notice specified in Clause 2. 02(a);
"Holding Company"
 shall have the same meaning as that specified in
section 1(4) of the Companies Act as in effect on the date hereof; pro-
vided, that a Holding Company shall also be deemed to include any person other than a "company" as defined in the Companies Act which, if it were such a "company" would be a Holding Company;
"HRRC"
 means the human resources review committee established under the Articles with the authority granted to such committee pursuant to the
Articles;
"IAS"
 means International Accounting Standards as generally accepted at the date of their application;
"ICC"
 has the meaning specified in Clause 17. 14(b);
"Indemnitees"
 has the meaning specified in Clause 15. 01;
"Independent Director"
 means any Director who: is not an employee or
independent contractor of either of the Parties or of Telkom; is not a pub-
lic servant or the holder of any office of profit under the Government of the Republic of South Africa; is not a member of parliament of the Repub-
lic of South Africa or any provincial, legislative or local authority or any municipal or other council in the Republic of South Africa; is not himself or herself, and is not a member of a family (where "family" means mem-
bers of the same household, parents, spouses and children) in which a member of the family is, a director or an officer or the beneficial owner of more than 5% (five percent) of the voting shares of any company, organi-
zation or other body, whether corporate or incorporated, which (or any Af-
filiate of which) provides telecommunications services in South Africa with annual revenues in excess of R500 million; is not entitled to receive from Telkom any direct financial benefits (except for such Director's an-
nual fee or remuneration as determined by the Remuneration Committee of Telkom and approved by the Board or any dividends on Shares); or
who does not have such other business or financial relationship with a
Party or with Telkom that would be such as to impair the ability of such
Director to exercise his independent business judgement in regard to the affairs of Telkom;
"Licences"
 means the PSTS Licence, the VANS Licence and the Radio
Licence, as amended from time to time in accordance with the laws of the
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Republic of South Africa and any other licences, as amended from time to time, issued to Telkom pursuant to the Telecommunications Act;
"Licensed Business"
 means the business to be conducted by Telkom in its
provision of telecommunication services under the terms of the Licences;
"Listing Date"
 means the date on which the Shares are first admitted by
the JSE Securities Exchange South Africa to the list it maintains of com-
panies it has admitted to listing
"Listing Exchanges"
 means the New York Stock Exchange and the JSE
Securities Exchange South Africa;
"Listing Requirements"
 means the Listing Requirements of the JSE Se-
curities Exchange South Africa and the New York Stock Exchange Listing
Rules and Listing Standards and Procedures for Non-U. S. Corporations,
each in effect on the date hereof and as hereafter amended from time to time;
"Memorandum"
 means the memorandum of association of Telkom to be
adopted pursuant to the special resolutions to be passed in accordance with
Clause 19 of this Agreement, the form of which (together with the Arti-
cles) is attached hereto as Appendix G, and as it may thereafter be amended from time to time;
"Minister"
 has the meaning specified in the preamble hereto;
"Ministerial Reserved Shareholder Matters"
 means the matters speci-
fied as such in Clause 2. 04 and, if applicable, the Additional Reserved
Matters;
"Non-Cash Consideration"
 has the meaning specified in Clause 6. 03(g);
"Offer
 " has the meaning specified in Clause 6. 03(b);
"Offer Notice"
 has the meaning specified in Clause 6. 03(b);
"Offered Class B Share Price"
 has the meaning specified in Clause
6. 03(b);
"Offered Share Price"
 has the meaning specified in Clause 6. 03(b);
"Offered Shares"
 has the meaning specified in Clause 6. 03(b);
"Offeree"
 has the meaning specified in Clause 6. 03(b);
"Offerer"
 has the meaning specified in Clause 6. 03(b);

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"Original Shareholders' Agreement"
 has the meaning specified in the
recitals hereto;
"Parties"
 means the Minister and the SEP, including their respective suc-
cessors, permitted assigns and transferees, and "Party" means any of the
Parties, as the context requires;
"Passive Investor"
 means an Eligible Third Party which acquires Shares
pursuant to Clause 6. 03 but which does not acquire the Class B Share in accordance with such Clause 6. 03;
"Permitted Telecommunications Company"
 means any of the compa-
nies listed in Appendix C and their respective successors; and shall also include the direct and indirect wholly-owned subsidiaries of such compa-
nies (according to the laws of their respective jurisdictions) subject to the condition that (i) if the Class B Share is Transferred to a subsidiary of a
Permitted Telecommunications Company listed in Appendix C pursuant to
Clause 6. 03(n)(iii) and (ii) after such Transfer there occurs a change in control of such subsidiary so that such subsidiary is no longer controlled by such Permitted Telecommunications Company, then from the date of such change in control such subsidiary shall no longer be entitled to the benefit of the rights conferred upon the holder of the Class B Share set forth herein and in the Articles without the consent of the Minister (where for purposes of this provision a person shall be deemed to control another person if the first person possesses, directly or indirectly, the power to di-
rect or cause the direction of the business, management and policies of such second person, whether through ownership of voting securities, by contract or otherwise);
"PSTS Licence"
 means the licence for the provision of public switched
telecommunication services issued to Telkom by the Minister pursuant to
Section 36 of the Telecommunications Act;
"Radio Licence"
 means the licence for radio frequency spectrum and ra-
dio stations issued to Telkom by the Minister pursuant to Section 30 of the
Telecommunications Act;
"Rand"
 and "R" mean the lawful currency for the time being of the Re-
public of South Africa.
"Registration Rights Agreement"
 means the agreement to be entered
into among the Minister, the SEP and Telkom, pursuant to Clause 18. 02(b)
below and in terms of which, among other things, the Minister and the
SEP are to obtain certain rights to register the sale of their Shares under the US Securities Act;

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"Related Transferees"
 has the meaning specified in Clause 6. 05;
"Rules"
 has the meaning specified in Clause 17. 14(b);
"SADC Countries"
 means the Southern African Development Commu-
nity countries at the date of this Agreement which are, for the avoidance of doubt, Angola, Botswana, Lesotho, Mozambique, Malawi, Mauritius,
Namibia, Republic of South Africa, Swaziland, Tanzania, Zambia and
Zimbabwe;
"SBCI"
 means SBC International, Inc., a United States corporation organ-
ised under the laws of Delaware;
"SBCISA"
 means SBC International South Africa LLC, a United States
limited liability company organised under the laws of Delaware;
"Scheduled Transfer Date"
 has the meaning specified in Clause 6. 03(c);
"SEP"
 has the meaning specified in the preamble hereto;
"SEP Documents"
 means the Thintana Communications LLC Limited Li-
ability Company Agreement dated as of February 26, 1997, as amended, between SBCISA and Telecom Malaysia-Africa Sdn. Bhd. and any other agreement between o/ among the SEP, its members and/or their Affiliates entered into in connection with the transactions contemplated hereby;
"SEP Reserved Shareholder Matters"
 means the matters specified as
such in Clause 2. 03;
"Shareholders"
 means the persons who are from time to time registered
in Telkom's register, including sub-register, of members as the holders of
Shares, and "Shareholder" means any of the Shareholders;
"Shares"
 means ordinary shares (or depositary shares representing such shares) of Telkom, each of R 10. 00 (ten Rands) par value; for the avoid-
ance of doubt, "Shares" does not include the Class A Share or the Class B
Share;
"Significant Shareholder"
 means (a) from the date hereof to the eighth
(8
th
) anniversary of the Listing Date, (i) the Minister so long as it owns at least the Threshold Percentage and the Class A Share and (ii) the SEP so
long as it owns at least the Threshold Percentage and the Class B Share;
and (b) thereafter, (i) the Minister so long as it owns at least the Threshold
Percentage and (ii) the SEP so long as it owns at least the Threshold Per-
centage; provided, that a person that loses its status as a Significant Share-
holder cannot thereafter become a Significant Shareholder;

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"Significant Shareholder Committee"
 means the committee specified as
such in Clause 2. 02;
"Significant Shareholder Committee Notice"
 means a written notice
from the Significant Shareholder Committee to the Minister, signed by each member of the Significant Shareholder Committee, stating that the
Significant Shareholder Committee was unable to reach agreement in re-
spect of a Ministerial Reserved Shareholder Matter pursuant to Clause
2.02;
"Strategic Services Agreement"
 means the agreement to be entered into
between the SEP and Telkom referred to in Clause 18. 02(a) below in terms of which the SEP will continue to provide Telkom with certain hu-
man resources;
"Sub-Saharan Africa"
 means any part of the continent of Africa other
than Algeria, Egypt, Libya, Morocco and Tunisia and any successor state having substantially the same borders as any of the foregoing states and, for purposes of this Agreement, excludes the Republic of South Africa;
"Subsidiary"
 shall have the same meaning as that specified in section 1(3)
of the Companies Act as in effect on the date hereof, and refers to
Telkom's Subsidiaries unless otherwise provided herein; and Telkom's
Subsidiaries expressly include Vodacom and its Subsidiaries;
"Telecommunications
 Act" means the Telecommunications Act, 1996
(Act No. 103 of 1996) of the laws of the Republic of South Africa, as amended (including without being limited to the Telecommunications
Amendment Act of 2001, Act No. 64 of 2001) or re-enacted from time to time, and for the time being in force, including any regulations framed thereunder and for the time being in force;
"Telecommunications Provider"
 has the meaning specified in Clause
6.
04;
"Telkom"
 has the meaning specified in the preamble hereto;
"Terminating Class B Shareholder Rights"
 means the SEP Class B re-
served board matters set forth in articles 26. 1. 2, 26. 1. 3, 26. 1. 4, 26. 1. 6,
26. 1.
16, 26. 1. 18, 26. 1. 20 and 26. 1. 22. 1 of the Articles;
"Termination Agreement"
 means the agreement to be entered into
among the Minister, the SEP and Telkom, pursuant to Clause 18. 02(c) be-
low and in terms of which the Minister, the SEP and Telkom are to termi-
nate the Original Shareholders' Agreement;

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"Third Party Consideration"
 has the meaning specified in Clause
6.
03(h);
"Threshold Percentage"
 means, as of the date hereof, 15% of the issued
Shares, which percentage shall be adjusted, from time to time, to reflect the dilutive effect of any issuance of new Shares by Telkom after the date hereof, provided, that the Threshold Percentage shall not be less than 10%;
for the avoidance of doubt, for the purpose of calculating the dilutive ef-
fect of any issuance of new Shares, issuance of securities that are con-
vertible into or exercisable for new Shares of Telkom shall not be taken into account unless and until such securities are converted or exercised into new Shares;
"TMB"
 means Telekom Malaysia Berhad, a Malaysian corporation;
"Transaction Documents"
 means this Agreement, the Licences, the Stra-
tegic Services Agreement, the Registration Rights Agreement, the Termi-
nation Agreement, the Memorandum, the Articles and each other agree-
ment, instrument, certificate or other document entered into in connection with this Agreement or any of such other agreements;
"Transfer"
 means any form of delivery or transfer, whether actual or
symbolic, and includes any underlying contract for any such delivery or transfer including without being limited to any sale, donjon or other con-
tract for a disposal of ownership, any pledge or other form of hypotheca-
tion and any loan or lease;
"transferee"
 means, in relation to a transfer, the person to whom the de-
livery or transfer is made or with whom an underlying contract for such delivery or transfer is made, as the case may be;
"US Securities Act"
 means the United States Securities Act of 1933, as
amended;
"VANS Licence"
 means the licence for the provision of value added net-
work services issued to Telkom by the Minister pursuant to Section 40 of the Telecommunications Act;
"Vodacom"
 means each of Vodacom Group (Proprietary) Limited, Vo-
dacom (Proprietary) Limited and their Subsidiaries; and
"Voting Rights"
 means the voting rights attaching to any Shares, the
Class A Share or the Class B Share.
1.02
Statutory References: Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof.

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1.03
Companies Act: Unless otherwise defined in this Agreement, terms de-
fined in the Companies Act (excluding any statutory modification thereof not in force on the date of this Agreement) shall have the same meanings when used herein.
1.04
Accounting Terms: Except as otherwise provided herein, all accounting terms used herein shall be interpreted and all accounting classifications and determinations hereunder shall be made in accordance with IAS.
1.05
Interpretation: Unless the context otherwise requires:
(a)
any reference in this Agreement to a Party hereto (and any Party individually by name) shall include its successors and permitted assigns and transferees of its rights and/or obligations;
(b)
any reference in this Agreement to this Agreement or any other agreement, document or instrument is a reference to this Agree-
ment or that other agreement, document or instrument as amended, varied, novated or substituted from time to time;
(c)
any reference in this Agreement to the Licences is a reference to the Licences as from time to time renewed, varied or modified in accordance with the provisions of the Telecommunications Act;
(d)
references to Clauses and Appendices are to clauses. of and appen-
dices to this Agreement and headings are included for convenience only and shall not affect the interpretation of this Agreement;
(e)
words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa;
(f)
references to a person include, without limitation, an individual, firm, body, corporate, unincorporated association, organisation, government or governmental, semi-governmental or local authority or agency;
(g)
subject to Clause 19. 03 below, references to "ensure" or "pro-
cure" mean, in relation to any Party's obligation to cause any re-
sult, that such Party will use its reasonable efforts to cause such re-
sult, but shall not be construed to mean that such Party is guaran-
teeing such result; and
(h)
a definition which includes a substantive provision shall have sub-
stantive effect.

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1
1.06
Construction: No rule of construction shall be applied to the disadvantage of a Party to this Agreement because that Party was responsible for or par-
ticipated in the preparation of this Agreement or any part of it.
2.          SHAREHOLDER MATTERS
2.01
Actions to Give Effect to Agreement and Memorandum and Articles: The
Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) (a) that
Telkom exercises its contractual and legal rights on its own behalf and as a direct or indirect shareholder in its Subsidiaries, in each case in such man-
ner as to give effect to, and be operated in accordance with, the provisions of this Agreement, the Memorandum, the Articles, the Business Plan, the
Strategic Services Agreement and the Annual Budget; and (b) compliance by Telkom with its obligations under the Licences. Without limitation of the foregoing, the Minister and the SEP shall exercise their respective Vot-
ing Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to cause (to the extent le-
gally permissible) the election of the Independent Directors, members of the committees of the Board and directors of Subsidiary boards nominated by the Minister and the SEP in accordance with Clause 3 and the Articles.
2.02
General Meetings: For so long as both the Minister and the SEP are Sig-
nificant Shareholders, the Minister and the SEP shall meet prior to any
General Meeting to attempt to reach consensus between themselves on each item on the agenda or proposed to be on the agenda for such General
Meeting in accordance with the following procedure:
(a)
Within two (2) Business Days of the earlier of:
(i)
the last date on which a notice from Telkom of an upcom-
ing General Meeting (the "General Meeting Notice") is
deemed (in terms of the Articles) to have been received by
each Significant Shareholder; and
(ii)
the receipt by a Significant Shareholder of a written notice from the other Significant Shareholder that the Board pro-
poses to call a General Meeting;
duly authorized representatives of each Significant Shareholder shall meet (which meeting may be conducted telephonically) to try to reach agreement on how both Significant Shareholders will vote in respect of each of the items on the agenda or proposed to be in-
cluded on the agenda for such General Meeting, provided, that in

231352 09-London Servei 1A - MSW
respect of the election of Directors, the Minister and the SEP shall each vote in accordance with Clause 3 and the Articles;
(b)
If:
(i)
the representatives of each Significant Shareholder reach an agreement after meeting pursuant to Clause 2. 02(a) above
on how the Significant Shareholders will vote in respect of
any agenda item or proposed agenda item, then the Parties
shall create a written record of such agreement which shall
be executed by both Parties and each Significant Share-
holder shall vote all of its Shares in accordance with such
agreement in relation to the relevant agenda item or pro-
posed agenda item; or
(ii)
(A) the representatives of each Significant Shareholder af-
ter meeting pursuant to Clause 2. 02(a) above are unable to
reach agreement on how the Significant Shareholders will
vote in respect of each agenda item or proposed agenda
item or (B) in the opinion of either Significant Shareholder such agreement cannot or is unlikely to be reached, in ei-
ther case, by the day which is six (6) Business Days prior to the date of the proposed General Meeting, then the matter
or matters at issue shall be escalated to a committee (the
"Significant Shareholder Committee")
 comprising two
(2) high-level designated representatives of the Minister
and two (2) high-level designated representatives of the
SEP in order to try to reach agreement on how both Sig-
nificant Shareholders will vote in respect of those agenda
items or proposed agenda items at issue; and
(c)
If:
(i)
the Significant Shareholder Committee reaches an agree-
ment on how the Significant Shareholders will vote in re-
spect of any agenda item or proposed agenda item at issue,
then the Significant Shareholder Committee shall create a
written record of such agreement which shall be executed
by both Parties and each Significant Shareholder shall vote
all of its Shares in accordance with such agreement in rela-
tion to the relevant agenda item or proposed agenda item;
or
(ii)
the Significant Shareholder Committee is unable to reach
agreement on how the Significant Shareholders will vote on
any agenda item or proposed agenda item at issue by 5: 00

231352 09-London Server 1A - MSW
p. m. (Johannesburg time) on the day which is three (3)
Business Days prior to the proposed date of the General
Meeting, each Significant Shareholder may vote its Shares
in relation to such agenda items at the General Meeting as
it deems fit; provided, that
(A)
if any such agenda item is an SEP Reserved Share-
holder Matter, each Significant Shareholder shall
vote its Shares at such General Meeting in accor-
dance with Clause 2. 03 below; and
(B)
if any such agenda item is a Ministerial Reserved
Shareholder Matter, each Significant Shareholder
shall vote its Shares in respect of such agenda item
at such General Meeting in accordance with Clause
2. 04 below.
(d)
The Significant Shareholder Committee shall be deemed to have been unable to reach agreement on how the Significant Sharehold-
ers will vote on any agenda item or proposed agenda item, as con-
templated in Clause 2. 02(c)(ii) above, if by 5: 00 p. m. (Johannes-
burg time) on the day specified in that Clause the Parties have nei-
ther reached an agreement which is recorded as contemplated by
Clause 2. 02(c)(i) above nor received a Significant Shareholder
Committee Notice.
2. 03
SEP Reserved Shareholder Matters:
(a)
For so long as the SEP is a Significant Shareholder, unless the
Minister and the SEP agree pursuant to Clause 2. 02 above to vote in favor of any resolution proposed at any General Meeting with respect to any of the following actions (each a "SEP Reserved
Shareholder Matter")
 to be taken by or with respect to Telkom,
the Minister shall vote against such a resolution proposed at a
General Meeting if the Minister receives written notice from the
SEP by not less than 48 (forty-eight) hours before the time ap-
pointed for holding such General Meeting of the SEP's intention to vote against such resolution:
(i)
approval of any special resolution;
(ii)         amendment of the Memorandum or Articles;
(iii)
any change to the name under which Telkom does busi-
ness;

23135209-LondonServei  1 A - M S W
(iv)
any increase, reduction or other change (including any is-
sue, allotment, consolidation, division or buy back of
Shares, or other authorised shares or securities convertible into shares) in Telkom's share capital or capital structure, other than any such issue, allotment, consolidation, division or buy back, the authority for which has been delegated to
the Board by a resolution of a General Meeting;
(v)
adoption of any employee share ownership scheme or ma-
terial alteration of the terms of such scheme, in each case
other than as contemplated by Clause 6. 01(c)(iii);
(vi)        after 7 May 2004, any change of Telkom's Auditors;
(vii)       approval of the annual financial statements of Telkom;
(viii)
any Category 1 Transaction in terms of the Listing Re-
quirements of the JSE Securities Exchange South Africa
involving Telkom; and
(ix)        any winding up or liquidation of Telkom.
(b)
If the Minister and the SEP do not agree to vote in favor of an SEP
Shareholder Reserved Matter pursuant to Clause 2. 02 and the Min-
ister does not receive the written notice specified in Clause 2. 03(a)
by the time specified therein relating to such SEP Shareholder Re-
served Matter, the Minister may vote its Shares in respect of the
SEP Reserved Shareholder Matters as it deems fit.
2. 04
Ministerial Reserved Shareholder Matters:
(a)
For so long as the Minister is a Significant Shareholder, unless the
Minister and the SEP agree pursuant to Clause 2. 02 above to vote in favor of any resolution proposed at any General Meeting with respect to any of the following actions (each a "Ministerial Re-
served Shareholder Matter"
) to be taken by or with respect to
Telkom, subject to Clause 2. 04(b), the SEP shall vote against such a resolution proposed at a General Meeting if the SEP receives written notice from the Minister by not less than 48 (forty-eight)
hours before the time appointed for holding such General Meeting of the Minister's intention to vote against such resolution:
(i)                  approval of any special resolution;
(ii)
amendment of the Memorandum or Articles;

231352 09-London Server 1A - MSW
(iii)
any change to the name under which Telkom does busi-
ness;
(iv)
any increase, reduction or other change (including any is-
sue, allotment, consolidation, division or buy back of
Shares, or other authorised shares or securities convertible into shares) in Telkom's share capital or capital structure, other than any such issue, allotment, consolidation, division or buy back, the authority for which has been delegated to
the Board by a resolution of a General Meeting;
(v)
adoption of any employee share ownership scheme or ma-
terial alteration of the terms of such scheme, in each case
other than as contemplated by Clause 6. 01 (c)(iii);
(vi)        after 7 May 2004, any change of Telkom's Auditors;
(vii)       approval of the annual financial statements of Telkom;
(viii)
any Category 1 Transaction in terms of the Listing Re-
quirements of the JSE Securities Exchange South Africa
involving Telkom; and
(ix)       any winding up or liquidation of Telkom.
(b)
The Minister shall only be entitled to deliver a notice contemplated by Clause 2. 04(a) in relation to any Ministerial Reserved Share-
holder Matters if (1) the Minister shall have agreed in writing un a form reasonably satisfactory to the SEP) to be bound by the terms of Clause 10. 01 below as if such clause were applicable to the
Minister and its Affiliates, mutatis mutandis, and (2) the Minister and its Affiliates are in compliance with such agreement and are divested of all ownership interests which would constitute a viola-
tion of such agreement.
(c)
If the Minister and the SEP do not agree to vote in favor of a Min-
isterial Reserved Shareholder Matter pursuant to Clause 2. 02 and the Minister is not entitled to deliver a notice of the kind contem-
plated by Clause 2. 04(a) by virtue of Clause 2. 04(b):
(i)
then:
(A)
the Minister shall abstain from voting the Minister's
Shares on such Ministerial Reserved Shareholder
Matter at the relevant General Meeting;

231352 09-London Server 1A - MSW
(B)
the Minister shall recuse herself from being present
at such General Meeting, from the commencement
and for and throughout the consideration of and vot-
ing on the Ministerial Reserved Shareholder Matter
in question, so as not to be included in the determi-
nation of whether a quorum is present for the pur-
poses of considering and voting on such Ministerial
Reserved Shareholder Matter; and
(C)
the SEP shall only vote the percentage of Shares
owned by it determined in accordance with the fol-
lowing formula:
P
 = T-(G+S)     X100
T - S
where:
P = the percentage of the SEP's Shares that it
is entitled to vote under this Clause 2. 04(c);
T = the total number of issued Shares (cal-
culated on an undiluted basis);
G = the number of issued Shares (calculated
on an undiluted basis) owned by the Minis-
ter;
 and
S = the number of issued Shares (calculated
on an undiluted basis) owned by the SEP.
2. 05
Appointment of Attorney
(a)
Each Significant Shareholder (each, in such capacity, an "Appoin-
tor"
), irrevocably appoints the other Significant Shareholder (in the case of the SEP, acting by any Directors of the SEP from time to time) as its lawful attorney, with full power (including the power to sub-delegate), in relation to all of the Shares registered in the name of the Appointor, to exercise, in the circumstances set forth in this Clause 2. 05, the following rights which are capable of being exercised by the Appointor in its capacity as registered holder of such Shares:
(i)
if the Significant Shareholders reach an agreement pursuant
to Clause 2. 02 above on how to vote in respect of a pro-
posed resolution, to attend the General Meeting at which
such resolution is to be considered and to vote the Shares

231352 09-London Server 1A - MSW
registered in the name of the Appointor in respect of such
resolution in accordance with agreement of the Parties set
forth in the instrument recording the agreement contem-
plated by Clause 2. 02;
(ii)
if a Significant Shareholder (the "Defaulting Share-
holder"
) defaults in any of its obligations to participate in
the process contemplated in Clause 2. 02 in relation to a
proposed General Meeting, the non-Defaulting Shareholder
shall be entitled to attend such proposed General Meeting
and vote the Shares registered in the name of the Defaulting
Shareholder as the non-Defaulting Shareholder deems fit,
provided, that, in relation to the Significant Shareholder in question, the expression "Defaulting Shareholder" shall in-
clude its representatives referred to in Clause 2. 02 includ-
ing its designated representatives to the Significant Share-
holder Committee;
(iii)
if the SEP is entitled to give a notice in relation to an SEP
Reserved Shareholder Matter pursuant to Clause 2. 03
above and gives such a notice, it shall be entitled to attend the proposed General Meeting at which such SEP Reserved
Shareholder Matter is to be considered and to vote the
Shares registered in the name of the Minister against the
resolution that constitutes the SEP Reserved Shareholder
 Matter; and
(iv)
if the Minister is entitled to give a notice in relation to a
Ministerial Reserved Matter pursuant to Clause 2. 04(a) and
gives such a notice, the Minister shall be entitled to attend the proposed General Meeting at which such Ministerial re-
served Matter is to be considered and to vote the Shares
registered in the name of the SEP against the resolution that constitutes the Ministerial Reserved Matter.
(b)
A Significant Shareholder that proposes to exercise its rights pur-
suant to Clause 2. 05(a)(ii) shall give written notice thereof to the other Significant Shareholder not less than 48 (forty-eight) hours before the time of the proposed General Meeting.
3. THE BOARD OF DIRECTORS
3. 01
Identification of Directors: The Minister and the SEP shall use their rea-
sonable efforts to identify and appoint Directors who are members of a
Disadvantaged Group and to replace any previously appointed Directors with members of a Disadvantaged Group in order to achieve among the

231352 09-London Server  1 A - M S W
membership of the entire Board a balance representative of the demo-
graphics of the Republic of South Africa; provided, that the SEP shall be entitled to appoint up to two (2) Directors (if it is then entitled to appoint two (2) Directors) in its sole and absolute discretion.
3. 02
Compliance with Memorandum and Articles: The Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to en-
sure (to the extent legally permissible) that Telkom complies with and en-
forces the Memorandum and the Articles and to procure that the powers conferred on the Operating Committee (as defined in the Articles) by the
Articles are not withdrawn or modified in any way except as provided for in the Articles.
3. 03
Number of Directors.
(a)
The Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that at all times the Board shall consist of a maximum of eleven (11) Directors. To the degree that the total number of
Directors appointed by the Minister and the SEP pursuant to the
Articles by virtue of their respective ownership, of the Class A
Share and the Class B Share shall be less than eleven (11), the bal-
ance (other than the chief executive officer of Telkom who shall be appointed as an executive Director by the Board in accordance with the Articles) shall be Independent Directors appointed in ac-
cordance with Clause 3. 05.
(b)
The Minister undertakes to the SEP that prior to the Listing Date she will exercise all the Voting Rights held by her at the date of the signing of this agreement, to remove from the Board a sufficient number of the Company's directors to ensure that at the Listing
Date the Board will comprise no more than eleven (11) Directors.
3. 04
Chairperson: So long as the Minister owns more issued Shares than the
SEP, the Parties shall use their best endeavors to procure that the Board shall appoint as its Chairperson the candidate nominated by the Minister from amongst the non-executive Directors. So long as the SEP is a Sig-
nificant Shareholder, the Minister shall consult with the SEP prior to nominating the Chairperson. If the Minister shall own fewer issued Shares than the SEP, the Parties shall use their best endeavors to procure that the
Chairperson shall be nominated and appointed by the Board from amongst the non-executive Directors.

231352 09-London Server IA - MSW
3. 05
Appointment of Independent Directors: For so long as both the Minister and the SEP are Significant Shareholders, prior to any General Meeting at which nominees to serve as Independent Directors will be voted upon by the Shareholders, there shall be a meeting of the Significant Shareholder
Committee for the purpose of reaching consensus as to the list of nomi-
nees which the Parties will vote upon to serve as Independent Directors.
Such Significant Shareholder Committee will present to the Parties a list of nominees as to which such consensus has been reached. The Parties agree that they will exercise their Voting Rights to vote in favor of any nominee to serve as Independent Director who has been nominated by consensus of such subcommittee. If the Significant Shareholder Commit-
tee is unable to reach consensus, each Party shall be entitled to nominate a proportionate number of the Independent Directors as to which consensus has not been reached, such proportion (when such proportion exceeds one
(1), such proportion shall be rounded to the nearest whole number) being equal to the ratio of the number of Shares owned by the Significant Share-
holder that nominates such Independent Directors to the sum of the Shares owned by the Parties. Each Party agrees that it will exercise its Voting
Rights in favor of any Independent Director nominated in accordance with this Clause 3.05.
3. 06
Removal for Cause: The Parties agree that they will exercise their Voting
Rights to remove a Director (or alternate) only for cause, including, with-
out limitation, for breach of fiduciary duty, any act knowingly taken in any-
material respect contrary to any resolution of a General Meeting or Board or this Agreement or any policy of Telkom (including, without limitation any policy prohibiting discrimination based on race, sex, national origin or colour), and breach of any service contract between Telkom and such Di-
rector.
The Minister and the SEP shall not, without the prior written con-
sent of the other Party, exercise any right which they may otherwise have, whether under the Memorandum, the Articles or under general law or otherwise, to remove or appoint any Director except in accordance with this Agreement.
3. 07
Boards of Subsidiaries
(a)
For so long as either the Minister or the SEP, respectively, is a
Significant Shareholder, the Parties shall exercise their respective
Voting Rights and any other powers of control in respect of
Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that a Director nominated by such Significant Shareholder shall be entitled to nominate for appointment by the Board (and instruct the Board to remove and replace) a number of voting members (and alternates) on each of the boards of directors (or equivalent) of each Subsidiary (other than, in relation to the SEP, Vodacom), which number shall be a

231352 09-London Servei 1A - MSW
proportion (when such proportion exceeds one (1), such proportion shall be rounded to the nearest whole number) of the total number of such voting members on any such board which Telkom is enti-
tled to appoint or nominate based on the ratio of the number of
Shares owned by the Significant Shareholder who nominates such
Director to the sum of the Shares owned by the Minister and the
SEP (but in any event at least one (1) member on each such board).
(b)
For so long as (i) the SEP is a Significant Shareholder, (ii) Telkom
has the right, contractual or otherwise, to appoint at least four (4)
voting members to the board of directors of Vodacom and (iii) the
SEP directly or indirectly owns 10% (ten percent) or more of the ordinary share capital of Vodacom, the Parties shall exercise their respective Voting Rights and any other powers of control in re-
spect of Telkom in such manner, and take all such action neces-
sary, so as to ensure (to the extent legally permissible) that a Direc-
tor nominated by the SEP shall be entitled to nominate for ap-
pointment by the Board (and instruct the Board to remove and re-
place) two (2) voting members (and alternates) that Telkom then has the right to appoint on the board of directors of Vodacom.
(c)
Notwithstanding Clause 3. 07(b) above and subject to Clause
3. 07(d) below, if (i) the SEP is a Significant Shareholder and (ii)
(A) Telkom ceases for any reason to have the right, contractual or otherwise, to appoint at least four (4) voting members to the board of directors of Vodacom or (B) the SEP ceases to own directly or indirectly 10% (ten percent) or more of the ordinary share capital of Vodacom, the Parties shall exercise their respective Voting
Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that a Director nominated by the
SEP shall be entitled to nominate for appointment by the Board
(and instruct the Board to remove and replace) a number of voting members (and alternates) on the board of director of Vodacom, which number shall be a proportion (when such proportion exceeds one (1), such proportion shall be rounded to the nearest whole number) of the total number of such voting members on such
board which Telkom is entitled to appoint or nominate based on the ratio of the number of Shares owned by the SEP to the sum of the Shares owned by the Minister and the SEP (but in any event at least one (1) member on such board).
(d)
If at any time (i) the SEP is a Significant Shareholder and (ii)
Telkom has the right, contractual or otherwise, to appoint only one
(1) voting member to the board of directors of Vodacom, the Par-
ties shall exercise their respective Voting Rights and any other

231352. 09-London Server 1A - MSW
powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that a Director nominated by the SEP shall be entitled to nominate for appointment by the Board (and instruct the Board to remove and replace) a Director nominated by the SEP as the voting member (and alternate) that Telkom then has the right to appoint on the board of directors of Vodacom; provided, however.
that the SEP shall consult with Telkom on such appointment prior to any such appointment and that any such director, in carrying out his or her responsibilities, shall act as a nominee of Telkom, and provided, further, that the SEP shall use its reasonable efforts in cooperation with the Minister to obtain the right of the Minister to have a representative of the Minister observe the proceedings of each meeting of the board of directors of Vodacom.
(e)
Any appointments made pursuant to this Clause 3. 07 shall be made on the same terms and conditions, and with the same rights and protections, as each of the Minister and the SEP is entitled to with respect to Directors as provided in Clause 3. 08 below, mutatis mu-
tandis.
Notwithstanding the foregoing sentence of this Clause
3. 07(e), to the extent either the Minister or the SEP has rights of nomination under this Clause 3.07, subject to the provisions of such Clause, the Parties shall exercise their respective Voting
Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that each Party shall be entitled to:
(i)
remove with or without cause any director (or alternate of
such director) nominated by such Party for appointment to
the board of directors of a Subsidiary and nominate a suc-
cessor to such removed director (or alternate); and
(ii)
nominate a person to fill any vacancy to the board of direc-
tors of a Subsidiary arising from the removal or vacation
from office for any reason of any director (or alternate)
nominated by such Party.
3.08
Voting on Nominations and Removals of Directors: The Parties shall ex-
ercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) the passing of each and every resolution necessary to give effect to the provisions of Clauses 3.02 through 3.07 and to ensure that no resolution is passed which does not ac-
cord with such provisions. Without limiting the generality of the forego-
ing, the Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such

231352 09-London Server 1A - MSW
action necessary, so as to procure (to the extent legally permissible) the election or removal as a Director (or alternate) or as a director of any Sub-
sidiary (or alternate) of any person duly nominated or removed as such in accordance with the provisions of this Clause 3 and the Articles.
3. 09
Minister Appointments: The Minister hereby undertakes that it will only appoint Directors that meet the criteria for an Independent Director in ex-
ercise of its rights as the holder of the Class A Share under the Articles and as a Significant Shareholder hereunder.
3. 10
Notices to Telkom: The Parties agree that:
(a)
in respect of the Additional Reserved Matters:
(i)
such matters shall not be included as Additional Reserved
Matters of the Minister pursuant to article 25 of the Articles unless and until (1) the Minister shall have agreed in writ-
ing (in a form reasonably satisfactory to the SEP) to be
bound by the terms of Clause 10. 01 hereof as if such clause were applicable to the Minister and its Affiliates, mutatis
mutandis, and (2) the Minister and its Affiliates are in
compliance with such agreement and are divested of all
ownership interests which would constitute a violation of
such agreement;
(ii)
if (1) the Minister has agreed in writing to be bound by the terms of Clause 10. 01 as contemplated in Clause
3.10(a)(i)(l) above, (2) the Minister and its Affiliates are in compliance with such agreement as contemplated in Clause
3.
10(a)(i)(2) above and (3) the Minister is a Significant
Shareholder at such time, then the Minister and the SEP
shall send, as promptly as possible thereafter, written no-
tice to Telkom of the inclusion of the Additional Reserved
Matters as additional Ministerial Reserved Shareholder
Matters; and
(iii)
notwithstanding anything to the contrary anywhere else in
this Agreement, the provisions of this Clause 3. 10(a) shall in any event fall away and be of no further force or effect
after the eighth (8
th
 ) anniversary of the Listing Date;
(b)
no later than the date which is three (3) Business Days prior to the date on which notice is to be sent to Shareholders of any General
Meeting to be held for the purpose of electing Directors to the
Board, the Minister and the SEP shall send written notice to the
Company, respectively, of:

231352 09-London Server IA - MSW
(i)
the Independent Directors whom the Minister and the SEP
have jointly agreed to nominate pursuant to Clause 3.05;
and
(ii)
the members whom the Minister and the SEP, as the case
may be, have determined to appoint to the boards of direc-
tors of Subsidiaries pursuant to Clause 3.07; and
(c)
in respect of the Transfer of the Class A Share to an Eligible Min-
istry in terms of article 5.5 of the Articles, if before such Transfer the SEP shall have received a written acknowledgement from the
Eligible Ministry in question, in a form reasonably acceptable to the SEP, acknowledging the Eligible Ministry to be bound by the terms and conditions of this Agreement as contemplated by Clause
6.01(c)(i) hereof, the SEP shall be obliged to deliver to the Com-
pany a written consent to the Transfer so as to satisfy that require-
ment in article 5. 5 of the Articles.
4. HRRC AND STRATEGIC SERVICES AGREEMENT
4.01
The Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to comply with and procure (to the extent legally permissible) that Telkom complies with the provisions of the Articles re-
garding the appointment or removal of any person duly nominated to or removed from the HRRC.
4.02
The Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to comply with and procure (to the extent legally permissible) that Telkom complies with the provisions of the Strategic
Services Agreement, including but not limited to provisions regarding the appointment or removal of any SEP Appointees (as defined in the Strate-
gic Services Agreement).
5. AUDIT AND RISK MANAGEMENT COMMITTEE
The Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to comply with and procure (to the extent legally permissible) that Telkom complies with the provisions of article 39.4 of the Articles regarding the estab-
lishment and operation of the Audit and Risk Management Committee (as defined in such article) and the right of the SEP (at its sole expense) to perform, or have its representatives or advisers perform, a financial and/or operations audit and risk management of Telkom and its Subsidiaries.

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6. TRANSFERS OF SHARES
6.01
Transfers by the Minister:
(a)
The Minister shall not, for ninety (90) days following the date of this Agreement, Transfer any of its Shares, or any securities of
Telkom that are substantially similar to such Shares (including but not limited to any securities that are convertible into or exchange-
able for, or that represent the right to receive, Shares or any such substantially similar securities) without the written consent of the
SEP, except that the Minister shall have the right to (i) sell Shares on the terms and subject to the conditions set forth in any under-
writing agreement entered into in connection with a listed initial public offering pursuant to Clause 8.0 l(c) of the Original Share-
holders' Agreement (including, without limitation, any stock lend-
ing or similar agreement, if any, entered into pursuant to such un-
derwriting agreement to facilitate stabilization by the underwrit-
ers); and (ii) make Transfers of Shares pursuant to Clause 6.0 l(c)
below.
(b)
For five hundred and forty-five (545) days following the earlier of the expiration or release of any lock-up agreement entered into be-
tween the SEP and the underwriters pursuant to the terms and con-
ditions of an underwriting agreement entered into in connection with a listed public offering in accordance with Clause 8.01(c) of the Original Shareholders' Agreement, the Minister shall not
Transfer any of its Shares, or any securities of Telkom that are substantially similar to such Shares (including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any substantially similar securities), except in accordance with Clause 6.0l(c) below.
(c)
Notwithstanding the limitations set forth in Clauses 6.01 (a) or (b)
or any other provision of this Agreement to the contrary, the
Minister shall have the right from time to time to Transfer:
(i)
all or part of its Shares in Telkom by one or several Trans-
fers to one or several Eligible Ministries. Upon any such
Transfer, such ministry or government department shall be
bound hereby as a Party and, together with the Minister,
shall be treated as a single Party hereunder, and all refer-
ences in this Agreement to the Minister shall thereafter be
deemed to include, in addition to reference to the Minister, reference to such Eligible Ministries;

231352. 09-London Server 1A - MSW
(ii)
the Class A Share to any Eligible Ministry; provided, that it may be so Transferred only if it is Transferred together
with as many Shares as would be sufficient to constitute the transferee a Significant Shareholder without taking account
of any other Shares already held by or on behalf of such
transferee at the time of the actual delivery of the Class A
Share to the transferee pursuant to the applicable underly-
ing contract, and only after consultation with the Class B
Shareholder;
(iii)
by one or several Transfers such part of its Shares as com-
prises in the aggregate no more than seven percent (7%)of
the total issued Shares (or such greater percentage of issued
Shares to which the SEP may give its consent) for the pur-
pose of empowerment of Disadvantaged Groups and/or the
benefit of such past, present and future employees of
Telkom and its Subsidiaries as the Minister shall specify;
provided, that as a condition of the making of each such
Transfer, (x) the Minister shall impose restrictions on the
transferee and on the rights of the transferee with respect to the Shares so Transferred as set forth in Appendix D, which
restrictions shall not be amended or waived without the
consent of the SEP, such consent not to be unreasonably
withheld, and (y) each such Empowerment Vehicle shall
sign a written acknowledgment in a form reasonably ac-
 ceptable to the SEP acknowledging to be bound by such re-
strictions. The Minister shall ensure that enforcement
mechanisms are in place for compliance by Empowerment
Vehicles with such restrictions, but does not guarantee such compliance.
(d)
The Minister shall not, without the prior written consent of the SEP
(which may not be unreasonably withheld), amend or waive or
agree to amend or waive any restrictions imposed by her as at the date hereof on any further Transfers of Shares by their transferees, being transferees to whom the Shares in question have been Trans-
ferred by the Minister at or prior to the date hereof pursuant to
Clause 8. 01(b) of the Original Shareholders' Agreement for the
purposes of empowerment of Disadvantaged Groups and which
comprise the 3% equity interest sold to Ucingo Investments (Pro-
prietary) Limited referred to in the recitals above.
(e)
In connection with any Transfer by the Minister of the Class A
Share pursuant to this Clause 6.01, upon the reasonable request of the Minister, the SEP shall promptly take all action as shall be nec-
essary or desirable prior to a Transfer by the Minister of the Class

231352 09-London Servei 1A - MSW
A Share pursuant to this Clause 6.01 to ensure that any rights granted to the Minister herein and in the Memorandum and Arti-
cles in respect of the Class A Share, shall inure to the benefit of any Eligible Ministry receiving Transfer of the Class A Share from the Minister (including, without limitation, amending the Memo-
randum and Articles effective upon such Transfer so that their pro-
visions are conformed to reflect the identity of such transferee).
6. 02
Underwriters' Lock-Up: If the Minister or the SEP desires to make a listed public offering, then with respect to all such listed public offerings, the
Minister and the SEP shall agree for the benefit of the underwriters of the offering to reasonable restrictions consistent with then-current market practice requested by such underwriters on its offer or sale of any Shares pursuant to a listed public offering or any other offer or sale of Shares in a public market for a period not to exceed twelve (12) months.
6. 03
Rights of First Offer:
(a)
For the purposes of this Clause 6.03, in addition to the words and expressions defined in its provisions, "exempt transaction" means a Transfer of Shares (including the Class B Share) permitted by
Clause 6. 01 above; pursuant to a listed public offering; pursuant to
Clause 13. 01 hereof; in a distribution pursuant to Rule 144A under the US Securities Act (except for a sale to one person not for the purpose of resale); in a sale pursuant to Rule 144 under the US Se-
curities Act made in compliance with Rule 144(f) thereunder or any other sale in a "broker's transaction" (within the meaning of
Section 4(4) of the US Securities Act); in a block trade to or through a broker dealer or investment bank for distribution
(whether executed on or off a Listing Exchange) or in the equiva-
lent of any such transaction under South African law including without necessarily being limited to a transaction contemplated in section 146(1) of the Companies Act.
(b)
Subject to Clauses 6.01 and 6.02 hereof, neither the Minister nor the SEP (the "Offerer") shall be entitled to Transfer (all or any of)
its Shares (other than pursuant to an exempt transaction) to any transferee without first having offered the Shares in question (the
"Offered Shares")
 for sale to the other Party (the "Offeree") by
written notice (an "Offer Notice") stating, subject to Clause
6. 03(h) below:
(i)
the purchase price per Offered Share sounding in money
(the "Offered Share Price") at which, and the terms and
conditions upon which, it is offering to sell the Offered
Shares to the Offeree; and

231352 09-London Server 1A - MSW
(ii)
if the SEP is the Offerer, whether the Class B Share is also being offered together with the Offered Shares as part of
the sale and, if so, the purchase price at which the Class B
Share is being so offered (the "Offered Class B Share
Price");
provided, that any such offer (the "Offer") shall be consistent with the terms of this Clause 6. 03 and Clause 17. 16. Any sale of Shares under this Clause 6. 03 to a transferee other than the Minister or the
SEP shall be made only to an Eligible Third Party.
(c)
If the Offeree wishes to accept the Offer (which may only be ac-
cepted in full except as provided below), the Offeree shall so notify the Offerer within ten (10) days (the "Cut Off Date") following the date of the Offer Notice and shall purchase and pay for the Of-
fered Shares on the terms set forth in the Offer within thirty (30)
days after giving notice of acceptance to the Offeror (the date which is thirty (30) days after the date of notice of acceptance is referred to as the "Scheduled Transfer Date"); provided, that the
Scheduled Transfer Date shall be extended to the extent necessary in order to comply with applicable laws and regulations of the Re-
public of South Africa (other than to obtain Exchange Control Ap-
provals). The Minister, as the Offeree, shall not be entitled to ac-
cept an Offer from the SEP unless all Exchange Controls Approv-
als necessary for the payment by the Minister to the SEP of the Of-
fered Share Price and, if applicable, the Offered Class B Share
Price, in accordance with Clause 17. 16 shall have been obtained prior to the Ministry's delivery of its notice of acceptance of the
Offer. Notwithstanding anything contained herein to the contrary, if the SEP, as the Offeree, cannot accept the Offer in full because of restrictions on the SEP's ownership of Telkom contained herein or in the Memorandum or the Articles, then the SEP shall be enti-
tled to accept the Offer in part so that it purchases the maximum number of the Offered Shares permitted under such restrictions (in which event the Minister, as the Offeror, shall be entitled to Trans-
fer the balance of the Offered Shares under the terms of this Clause
6. 03 to an Eligible Third Party as if the Offer had not been ac-
cepted with respect to those Offered Shares).
(d)
Upon any exercise of the right to purchase such Offered Shares by the Offeree, the Offeror and Offeree shall be obligated to consum-
mate the purchase and sale of such Offered Shares and shall use their reasonable best endeavors to secure any approvals required in connection therewith. The Offeror shall deliver the Offered Shares and, if applicable, the Class B Share to the Offeree free and clear of all Encumbrances in exchange for full payment therefor.

231352 09-London Server IA - MSW
(e)
If, as of 5: 30 p. m. (Johannesburg time) on the Cut Off Date, the
Offeree has not exercised its right to purchase the Offered Shares, then the Offerer may, subject to Clause 6. 03(g), Transfer all (but not fewer than all) of the Offered Shares and, if applicable, the
Class B Share, to one Eligible Third Party not later than the one hundred eightieth (180
th
) day after the Cut Off Date.
(f)
If the Offeree, having exercised its right to purchase the Offered
Shares, fails to pay for all of the Offered Shares in accordance with the terms of this Agreement (including, without limitation, because of the absence of necessary Exchange Control Approvals) and the applicable Offer Notice, and such failure is not remedied within seven (7) days after the Scheduled Transfer Date, then (subject to
Clause 6. 03(g) hereof) the Offeror may Transfer all (but not fewer than all) of the Offered Shares and, if applicable, the Class B
Share, to one Eligible Third Party not later than the one hundred eightieth (180
th
) day after the Scheduled Transfer Date.
(g)
Any Transfer to an Eligible Third Party pursuant to this Clause
6. 03 must be on terms and conditions (including, without limita-
tion, the purchase price or the fair market value of any other con-
sideration (the "Non-Cash Consideration") per Offered Share
and, if applicable, the purchase price or the fair market value of any Non-Cash Consideration for the Class B Share) no more fa-
vorable to the Eligible Third Party than those set forth in the appli-
cable Offer Notice received by the Offeree. As a pre-condition to any such Transfer to an Eligible Third Party who is not than a party to this Agreement, such Eligible Third Party shall execute and deliver to each other Party a counterpart of this Agreement (as it may have been amended prior to such time), and thereby shall become bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Offeror.
(h)
The fair market value of any Non-Cash Consideration referred to in Clause 6.03(g), whatever the nature of that Non-Cash Consid-
eration may be, shall be determined in accordance with the follow-
ing provisions:
(i)
If, when the Offeror delivers the Offer Notice to the Of-
feree, the Offeror will have received an offer from a pro-
spective Eligible Third Party for the Offered Shares and, if applicable, the Class B Share, for a consideration (the "Al-
ternative Bid Consideration")
 which is made up wholly
or partly of any Non-Cash Consideration, and is an offer
which the Offeror is willing to accept subject to the Of-

23 1352 09-Lonclon Server 1A - MSW
feree's rights under this Clause 6. 03, then the following
provisions shall apply:
(A)
The Offer Notice to be delivered to the Offeree
shall include the following further particulars: The
nature and details of the Non-Cash Consideration
making up or included in the Alternative Bid Con-
sideration, and the Offerer's opinion on its fair
market value which may not be a value that results
in the Alternative Bid Consideration being lower
than the Offered Share Price and, if applicable, the
Offered Class B Share Price.
(B)
If the Offeree notifies the Offerer that it does not
agree with the Offerer's opinion in the Offer Notice
of the fair market value of the Non-Cash Considera-
tion in question by the Cut Off Date referred to in
Clause 6. 03(c) above, then that fair market value
shall be determined in accordance with the provi-
sions of Appendix F which shall be applied mutatis
mutandis, subject to the following:
1.
in applying paragraph 2 of Appendix F, the
period of twenty (20) days shall begin to run
from the Cut Off Date referred to in Clause
6. 03(c) above and the Cut Off Date shall be
extended until the end of five (5) Business
Days from the date on which the fair market
value of the Non-Cash Consideration in
question will have been determined in ac-
cordance with Appendix F;
2.
if the fair market value of the Non-Cash
Consideration has to be determined by the
"Arbitrating Investment Banker" in terms of
paragraph 5 of Appendix F, then the Arbi-
trating Investment Banker shall review the
Alternative Bid Consideration and the Of-
fered Share Price including, if applicable,
the Offered Class B Share Price, but it shall
be instructed to determine whether or not the
Alternative Bid Consideration is more fa-
vourable to the Eligible Third Party than the
Offered Share Price including, if applicable,
the Offered Class B Share Price.

231352 09-London Server 1A - MSW
(C)
If the fair market value of the Non-Cash Considera-
tion is so determined at a value that results in the
Alternative Bid Consideration being equal to or
greater than the Offered Share Price and, if applica-
ble, the Offered Class B Share Price, then the Offer
shall be open for acceptance by the Offeree until the
extended Cut Off Date referred to in Clause 6.03
(h)(i)(B)(l) above; and if the Offeree does not exer-
cise its right to purchase the Offered Shares before
5: 30 p.m. (Johannesburg time) on that extended Cut
Off Date, the Offerer shall be free to Transfer the
Offered Shares and, if applicable, the Class B
Share, for the Alternative Bid Consideration in ac-
cordance with and subject to the provisions of this
Clause 6.03.
(D)
If the fair market value of the Non-Cash Considera-
tion is so determined at a value that results in the
Offered Share Price and, if applicable, the Offered
Class B Share Price, being greater than the Alterna-
tive Bid Consideration then, unless otherwise
agreed in writing by the Offerer and Offeree, the
Offer shall lapse and fall away and the Offerer must
again follow the procedure set forth in this Clause
6.03 prior to the Transfer of any of its Shares and
the Class B Share to any transferee (other than pur-
suant to an exempt transaction).
(ii)
If, when the Offerer delivers the Offer Notice to the Of-
feree, the Offerer will not have received an offer from a
prospective Eligible Third Party as contemplated in Clause
6. 03(h)(i) above, the following provisions shall apply:
(A)
If at any time after the Cut Off Date referred to in
Clause 6. 03(c) above, but subject always to the pe-
riod permitted in terms of Clause 6. 03(e) above, the
Offerer desires to Transfer the Offered Shares and,
if applicable, the Class B Share to any prospective
Eligible Third Party who has offered to acquire the
Offered Shares and, if applicable the Class B Share,
for a consideration (the "Third Party Considera-
tion"
) which is made up wholly or partly of any
Non-Cash Consideration, then the Offeror shall be-
fore Transferring the Offered Shares and, if appli-

231352 09-Lonclon Sewer 1A - MSW
cable, the Class B Share to such Eligible Third
Party, give written notice to the Offeree containing
the following particulars: The nature and details of
the Non-Cash Consideration and, if applicable, the
Offered Share Price and Offered Class B Share
Price making up or included in the Third Party Con-
sideration, and the Offerer's opinion on its fair
market value which may not be a value that results
in the Third Party Consideration being lower than
the Offered Share Price and, if applicable, the Of-
fered Class B Share Price set forth in the Offer No-
tice referred to in Clause 6.03(h)(ii).
(B)
If the Offeror does not receive written notice from
the Offeree within five (5) Business Days from the
date of the Offerer's notice given to the Offeree in
terms Clause 6. 03(h)(ii)(A), of the Offeree's accep-
tance of the Offerer's opinion of the fair market
value of the Non-Cash Consideration in question as
stated in that notice, then the fair market value of
that Non-Cash Consideration shall be determined in
accordance with the provisions of Appendix F
which shall be applied mutatis mutandis, subject to
the following:
1.
in applying paragraph 2 of Appendix F, the
period of twenty (20) days shall be reduced
to fifteen (15) days and shall run from the
end of the five (5) Business Days referred to
in Clause 6. 03(h)(i)(B) above;
2.
if the fair market value of the Non-Cash
Consideration has to be determined by the
"Arbitrating Investment Banker" in terms of
paragraph 5 of Appendix F, then the Arbi-
trating Investment Banker shall review the
Third Party Consideration and the Offered
Share Price including, if applicable, the Of-
fered Class B Share Price, but it shall be in-
structed to determine whether or not the
Third Party Consideration is more favour-
able to the Eligible Third Party than the Of-
fered Share Price including, if applicable,
the Offered Class B Share Price set forth in

23 1352 09-London Server 1A - MSW
the Offer Notice referred to in Clause
(C)
If the fair market value of the Non-Cash Considera-
tion is so determined at a value that results in the
Third Party Consideration having a value equal to
or greater than the Offered Share Price and, if appli-
cable, the Offered Class B Share Price set forth in
the Offer Notice referred to in Clause 6. 03(h)(ii),
then the Offerer shall be free to Transfer the Of-
fered Shares and, if applicable, the Class B Share
for the Third Party Consideration in accordance
with and subject to the provisions of this Clause
6. 03.
(D)
If the fair market value of the Non-Cash Considera-
tion is so determined at a value that results in the
Offered Share Price and, if applicable, the Offered
Class B Share Price being greater than the Third
Party Consideration then, unless otherwise agreed
in writing by the Offerer and Offeree, the Offerer
must again follow the procedures set forth in this
Clause 6. 03 prior to the Transfer of any of its
Shares and the Class B Share to any transferee
(other than pursuant to an exempt transaction).
(i)
Subject to clauses (n) through (q) below, any Eligible Third Party shall receive and hold the Offered Shares and, if applicable, the
Class B Share subject to the provisions of this Agreement, includ-
ing, without limitation, the obligations of the Offeror hereunder and the Memorandum and the Articles and all of the rights and benefits granted to the Offeror hereunder and in the Memorandum and the Articles in respect of the Shares and, if applicable, the
Class B Share held by it.
(j)
Subject to clauses (n) through (q) below:
(i)
upon the reasonable request of the SEP, the Minister shall
promptly take all action as shall be necessary or desirable
prior to a Transfer by the SEP pursuant to this Clause 6. 03 to ensure that any rights granted to the SEP herein and in
the Memorandum and the Articles in respect of the Offered
Shares held by it or, if applicable, the Class B Share, shall inure to the benefit of any Eligible Third Party receiving
Transfer of the Offered Shares and, if applicable, the Class
B Share from the SEP (including, without limitation,

231352 09-London Server 1A - MSW
6.03(h)(ii).
amending the Memorandum and the Articles effective upon
such Transfer so that its provisions are conformed to reflect the identity of such transferee); and
(ii)
upon the reasonable request of the Minister, the SEP shall
promptly take all action as shall be necessary or desirable
prior to a Transfer by the Minister pursuant to this Clause
6. 03 to ensure that any rights granted to the Minister herein and in the Memorandum and the Articles in respect of the
Offered Shares held by it shall inure to the benefit of any
Eligible Third Party receiving Transfer of the Offered
Shares from the Minister (including, without limitation,
amending the Memorandum and the Articles effective upon
such Transfer so that its provisions are conformed to reflect the identity of such transferee).
(k)
The Parties shall cooperate with one another to facilitate, and shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such ac-
tion necessary, so as to ensure (to the extent legally permissible)
that Telkom facilitates Transfers consummated in accordance with
Clause 6. 01 hereof, this Clause 6. 03 and the Memorandum and the
Articles. Without limitation of the foregoing, the Parties shall ex-
ercise their respective Voting rights and any other powers of con-
trol in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that any Transfer consummated in accordance with Clause 6. 01 hereof, this Clause 6. 03 and the Memorandum and the Articles be duly en-
tered in Telkom's record books.
(1)
If the Offered Shares and, if applicable, the Class B Share are not
Transferred to an Eligible Third Party within the one hundred eighty (180) day period specified in Clause 6. 03(e) or (f) hereof, as the case maybe, then the Offerer must again follow the procedures set forth in this Clause 6. 03 prior to the Transfer of any of its
Shares and, if applicable, the Class B Share to any person (other than pursuant to an exempt transaction).
(m)
The Minister shall be entitled, to the extent permitted by applicable law, to assign the right to purchase Offered Shares and, if applica-
ble, the Class B Share pursuant to this Clause 6. 03 to Telkom or any other Eligible Ministry, and the SEP shall be entitled to assign its right to purchase Offered Shares to any of its members or their respective Affiliates.

231352 09-London Server 1A - MSW
(n) "Eligible Third Party" means any prospective bona fide trans-
feree of Shares and, if applicable, the Class B Share; provided.
that:
(i)
a Transfer of Shares by the SEP to a transferee which is a
South African person (i. e., a South African citizen or an en-
tity which is controlled by South African citizens) shall re-
quire the prior written consent of the Minister;
(ii)
the SEP may Transfer the Class B Share only if, as part of
such Transfer, the SEP Transfers to the transferee of the
Class B Share a sufficient number of Shares held by the
SEP such that the transferee acquiring such Shares, exclud-
ing the Shares owned by such transferee prior to the trans-
action, would become a Significant Shareholder hereunder;
and
(iii)
the Minister's prior written consent shall be required for the
Transfer of the Class B Share by the SEP to any Eligible
Third Party, except that (x) in the case of an Eligible Third
Party whose business involves the provision of telecommu-
nications services and whose annual revenues from such
telecommunications services exceed one billion five hun-
dred million Dollars (US$1, 500-000, 000) (or its equivalent in any other currency), such consent shall not be unrea-
sonably withheld and (y) such consent shall not be required
in any event with respect to the Transfer of such Class B
Share to a Permitted Telecommunications Company.
(o)
Notwithstanding any Transfer of the SEP's Shares pursuant to this
Clause 6. 03 which results in the ownership of such Shares by more than one transferee (for example, a Transfer by the SEP of some of its Shares to a single Eligible Third Party), the SEP shall, if it is
Transferring the Class B Share together with the Offered Shares,
Transfer the Class B Share to only one such transferee.
(p)
Notwithstanding anything in this Clause 6. 03 or any other provi-
sion of this Agreement to the contrary, in the event of a Transfer of the Class B Share to an Eligible Third Party pursuant to this Clause
6.
03:
(i)
the Terminating Class B Shareholder Rights shall survive
the first such Transfer only until the eighth (8
th
) anniversary
of the Listing Date, and thereafter they shall be of no fur-
ther force and effect; and

231352 09-London Server 1A - MSW
(ii)
upon the termination of the Terminating Class B Share-
holder Rights pursuant to this Clause 6. 03(p)(i), the Parties shall send written notice to the Company of such termina-
tion, for the purposes of article 26. 3 of the Articles.
(q)
Notwithstanding anything in this Clause 6. 03 or any other provi-
sion of this Agreement to the contrary, in the event of a Transfer of any Shares to a Passive Investor pursuant to this Clause 6. 03, such
Passive Investor shall be entitled to the benefit of the right of first offer pursuant to Clause 6. 03 with respect to any proposed Trans-
fer of Shares by the Minister only if and so long as such Passive
Investor owns at least 5% of the issued Shares.
6. 04
Restrictions on Transfer to Competitive Telecommunications Companies:
Except in a listed public offer or as provided in Clause 13. 01 hereof, the
Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that, for so long as the SEP is a Significant Shareholder, Telkom shall not issue any
Shares to, and the Minister may not without the prior written consent of the SEP Transfer any Shares to, or Encumber any Shares in favor of, any transferee whose business involves the provision of telecommunications services and whose annual revenues exceed one hundred million Dollars
(US$100, 000, 000)(or its equivalent in any other currency) (a "Telecom-
munications Provider").
 This Clause 6. 04 shall not be applicable to the
issue or Transfer of any Shares in a distribution on any securities exchange where neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer that is a Telecommunica-
tions Provider.
6. 05
Certain Exempt Transfers: Notwithstanding anything contained herein to the contrary, the Shares owned from time to time by the SEP (and all of the rights of the SEP hereunder and in the Memorandum and the Articles in respect of such Shares) and the Class B Share may be freely Transferred among the SEP and any of its members (such transferees are collectively referred to as "Related Transferees") without restriction; provided, that
(i) the Class B Share is Transferred to the Related Transferee to which the
Shares are being Transferred concurrently with the Transfer of the Shares and (ii) as a condition to any such Transfer to any Related Transferee not a
Party to this Agreement, such Related Party Transferee shall execute and deliver to each Party to this Agreement a counterpart of this Agreement
(as it may have been amended prior to such time), and thereby shall be-
come bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Transferring Party.

23 1352 09-London Server 1A - MSW
6. 06
Transfer in Violation of Agreement: No Transfers of any Shares, the
Class A Share or the Class B Share shall be made by any Party to this
Agreement which are in violation of any provisions of this Agreement or the Memorandum and the Articles and the Parties agree that money dam-
ages may be an inadequate remedy in the event of a breach and in such event, the Party not in violation of this Agreement shall be entitled to seek appropriate injunctive relief from a court of competent jurisdiction.
7. STRATEGIC OBJECTIVES AND BUSINESS PLAN
7. 01
Strategic Objectives: The Parties shall exercise their respective Voting
Rights and any other powers of control in respect of Telkom in such man-
ner, and take all such action necessary, so as to ensure (to the extent le-
gally permissible) that Telkom pursues the following strategic objectives as policies of Telkom and that such policies (as may hereafter be amended) are incorporated into each Business Plan:
(a)
to operate in a commercial manner designed to maximise Telkom's value, and to achieve the highest levels of efficiency, productivity and profitability;
(b)
to enable genuine economic empowerment of Disadvantaged
Groups;
(c)
to satisfy economically viable demand for basic needs in telephony service for all South Africans and to increase coverage of priority customers, such as educational and medical facilities, community centers and governmental agencies, through an accelerated net-
work roll-out program;
(d)
to transform Telkom into a company representative of the demo-
graphics of the Republic of South Africa;
(e)
to create opportunities for training and skills development in the telecommunications sector;
(f)
to make Telkom a world class telecommunications operator re-
sponsive to the needs of its customers; and
(g)
to create economic growth and employment opportunities through the creation of an "information society".
7. 02
Prepayment of Medium and Long Term Liabilities: The Parties agree that
(i) before Telkom prepays any medium or long term liability (i.e., the ma-
turity is longer than two (2) years) prior to such liability becoming due and payable, the Parties shall consult in good faith to determine whether it would be preferable for Telkom to first prepay substantially equivalent

23 1352 09-London Server 1A - MSW
loans to Telkom (in terms of, for example, maturity and interest rate) made or guaranteed by the Government of the Republic of South Africa or any
ministry, department or agency thereof; and (ii) if the Parties agree that prepayment of any such loans to Telkom is preferable, they shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to en-
sure (to the extent legally permissible) that Telkom prepays such loans prior to such liability becoming due and payable.
8. AUDITORS.
Until May 7, 2004, the Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom (to the extent they lawfully can)
in such manner as to ensure (to the extent they lawfully can) that Telkom shall have at least two (2) firms of independent auditors (each, an "Auditor"), one (1)
of which shall be nominated by each of the SEP and the Minister with the prior approval of the other Party, which approval shall not be unreasonably withheld, which Auditors shall be in addition to any firm of independent auditors otherwise required to be appointed pursuant to the Articles or applicable law. The two
Auditors so appointed will undertake all assignments on a joint basis. The Parties will exercise their Voting Rights to ensure that each Party may remove and nomi-
nate a replacement for the Auditor nominated by such Party.
9. DIVIDEND POLICY.
The Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that Telkom distributes the maximum amount of profits commercially and prudently available for distribution in each financial year. Such dividends shall be distributed as, when and in such amounts as shall be declared by the Board from time to time in accordance with the Articles.
10. NON-COMPETITION AND INVESTMENT OPPORTUNITIES
10. 01
Non-Competition:
(a)
The SEP hereby undertakes in favor of the Minister that the SEP, its members and their Affiliates will not, alone or in combination with others, directly or indirectly, engage in activities or businesses which compete with any Licensed Business actively being under-
taken by Telkom or any licensed business actively being under-
taken by any of its Subsidiaries in the Republic of South Africa;
provided, that the SEP shall not be considered to be in violation of this clause (i) solely by reason of its direct or indirect ownership of any interest in the issued share capital of (x) any person that en-

231352 09-London Servei 1A - MSW
gages in any such activity or business so long as such interest does not exceed five percent (5%) of the issued share capital of such person or (y) any person that conducts telecommunications busi-
ness in South Africa other than through land based facilities (for example, the provision of satellite or submarine telecommunication services) so long as such interest does not exceed twenty percent
(20%) of the issued share capital of such person (for these pur-
poses, land based services includes cellular service and wireless local loop).
(b)
For purposes of this Clause 10. 01, neither Telkom nor any of its
Subsidiaries shall be deemed to be engaged in any business unless
(i) they are directly engaged in such business or (ii) they own a di-
rect or indirect interest in the share capital of the entity engaged in such business which is equal to or greater than thirty percent
(30%).
(c)
The obligations contained in Clause 10. 01 (a) shall remain in force, notwithstanding the termination of this Agreement, with respect to the SEP, its members and their Affiliates so long as the SEP is a
Significant Shareholder and for one (1) year thereafter.
10. 02
Investment Opportunities: The SEP hereby undertakes that the SEP, its members and their Affiliates will use their reasonable endeavors to offer
Telkom an opportunity to participate in any telecommunications invest-
ments which they propose to make in Sub-Saharan Africa, with a particu-
lar emphasis on SADC Countries; provided, that any participation by
Telkom would be on mutually agreed and commercially reasonable terms and conditions.
11. CONFIDENTIAL INFORMATION
11. 01
Procedures Regarding Confidential Information: The Parties shall use their best endeavors to ensure that they take all reasonable- steps to mini-
mize the risk of disclosure of confidential information (including, without limitation, information related to this Agreement or any of the other
Transaction Documents or the SEP Documents, the Original Shareholders'
Agreement (or any of the other Transaction Documents (as defined in the
Original Shareholders' Agreement) or SEP Documents (as defined in the
Original Shareholders' Agreement) entered into in connection with the
Original Shareholders' Agreement) or the transactions contemplated hereby or thereby, including, without limitation, any reference to their terms or conditions), by ensuring that only their employees and the Direc-
tors appointed by them whose duties will require them to possess any of such information shall have access thereto, and that they shall be in-

231352. 09-London Server IA - MSW
structed to treat the same as confidential. The foregoing shall not be ap-
plicable to the Parties with respect to:
(a)
information which enters the public domain other than as a result of a breach of this Clause 11;
(b)
information which is lawfully received from a third party not sub-
ject to any duty of confidentiality to the applicable Party with re-
spect to such information;
(c)
information which is known other than as a result of a disclosure in breach of any duty of confidentiality to the applicable Party with respect to such information; and
(d)
disclosures made as required by law or enforceable legal process, or by the rules of any securities exchange or regulatory authority having jurisdiction over such Party.
The obligation of the Minister and the SEP, respectively, to maintain the confidentiality of information shall survive so long as each of them is a
Shareholder and for three (3) years thereafter.
11. 02
Publicity Statements: Unless otherwise agreed by the Parties, neither
Party hereto shall issue or make any public announcement or statement
(including any written or oral statement under circumstances where it could reasonably be expected that such statement would be published in any media) to any third party regarding this Agreement or any of the other
Transaction Documents or the SEP Documents, the Original Shareholders'
Agreement or any of the other Transaction Documents (as defined in the
Original Shareholders' Agreement) or SEP Documents (as defined in the
Original Shareholders' Agreement) entered into in connection with the
Original Shareholders' Agreement) or the transactions contemplated hereby or thereby, including, without limitation, any reference to their terms or conditions, unless required by law or enforceable legal process or the rules of any securities exchange or any regulatory authority having ju-
risdiction over a Party. The text of any public announcement or statement agreed by the Parties to be issued or made pursuant to this Clause 11. 02 shall be agreed by the Parties, such agreement not to be unreasonably withheld or delayed by either Party.
11. 03
Permitted Disclosures: Clause 11. 01 and 11. 02 shall not be applicable to disclosures made pursuant to and in accordance with Appendix E.
12. DURATION AND TERMINATION
12. 01
Term and Termination: Subject to the provisions herein, this Agreement shall take effect with unlimited duration with respect to each Party so long

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as the Minister and the SEP, respectively, own any Shares, and shall there-
after continue in effect with respect to such persons only as expressly provided herein.
12. 02
Consequences of Termination: Notwithstanding the termination of this
Agreement with respect to either Party, such Party shall continue to be bound by its respective obligations set forth in Clauses 10. 01 and 11 for so long as provided therein, and all rights and obligations of such Party which shall have accrued from or arising out of this Agreement prior to the time of such termination shall remain intact and unaffected. To the ex-
tent that the rights and obligations of the Parties from or arising out of this
Agreement are to be determined after termination of this Agreement,
Clause 17. 14 shall be applicable.
13. CALL OPTION
13. 01
Exercise of Option:
(a)
If any Event of Default shall occur and be continuing, then at any time within thirty (30) days of discovery of the occurrence of such
Event of Default, the Minister may deliver written notice to the
SEP (which notice shall be irrevocable) requiring the SEP to sell the Class B Share and all of the Shares owned by SEP either to the
Minister or to any third party as may be designated by the Minis-
ter, and including a statement setting forth in reasonable detail the grounds on which such notice is being delivered. Within sixty (60)
days after the date of such notice, the SEP shall deliver to the Min-
ister duly executed transfers of the Class B Share and all the Shares then held by the SEP in favor of the Minister or such third party (as the case may be) against full payment by the Minister or such third party (as the case may be) of the Call Option Price for such Class
B Share and Shares. The SEP warrants that the Class B Share and
Shares so Transferred shall be sold by the SEP as beneficial owner with effect from the date of such Transfer free from any Encum-
brance and with all rights attaching thereto.
(b)
The foregoing Clause 13.01 (a) notwithstanding, the option referred to in such Clause shall not be exercisable by the Minister unless all
Exchange Control Approvals necessary for the payment of the Call
Option Price to the SEP in the manner provided for in Clause
17.16 shall have been obtained at the time the Minister delivers its notice of exercise of such option, and the SEP shall not be obli-
gated to sell the Class B Share and its Shares to the Minister (or a third party, if applicable) pursuant to such Clause unless such ap-
provals remain in effect up to and including the date on which the

231352. 09-London Server 1A - MSW
Minister makes its payment of the Call Option Price to the SEP in accordance with this Clause 13.01.
(c)
For the purpose of this Clause 13.01, the "Call Option Price" shall mean the fair market value of the Class B Share and Shares to be purchased, as determined in accordance with the procedures set forth in Appendix F.
13. 02
Events of Default: Each of the following events shall be an "Event of De-
fault"
:
(a)
the SEP is not controlled by SBCI or TMB, acting together or separately, directly or indirectly; where for purposes of this clause a person shall be deemed to control another person if the first per-
son possesses, directly or indirectly, the power to direct or cause the direction of the business, management and policies of such second person, whether through ownership of voting securities, by contract or otherwise (provided, that this clause (a) shall expressly not be applicable to any Eligible Third Parties which acquire
Shares pursuant to Clause 6. 03);
(b)
the commission by the SEP of a material breach of its obligations under Clause 10. 01 of this Agreement, and in case of any such breach capable of remedy, the failure to remedy the same within sixty (60) days after notice of such breach is given by the Minister;
(c)
(i) the SEP becomes unable to pay its debts in the normal course of business; (ii) any distress, execution, sequestration or other process being levied or enforced upon or sued out against the property of the SEP and is not discharged within ninety (90) days; (iii) any re-
ceiver or trustee being appointed over the whole or any material part of the undertaking, property or assets of the SEP unless such appointment is vacated or dismissed within ninety (90) days; or
(iv) an order is made or a resolution is passed for the winding up of the SEP, otherwise than for the purpose of a reconstruction or amalgamation (without insolvency) previously approved by the
Minister (such approval not to be unreasonably withheld).
14. COMPLIANCE WITH LAW
The Parties shall comply in all material respects with all applicable rules, laws, requests, orders, statutes and judgments of any governmental entities that have an impact on or are enforceable against the Parties under the laws of the Republic of
South Africa, including without limitation, laws and orders related to business re-
lations with government officials. In addition to the foregoing, the Parties ac-
knowledge that SBCISA, SBCI and their Affiliates are subject to the United

23 1352 09-London Server IA - MSW
States Communications Act of 1934, as amended by the United States Telecom-
munications Act of 1996 and as amended from time to time, and the Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally permissible) that Telkom does not and causes its Subsidiaries not to take any act which would cause SBCISA, SBCI or any of their Affiliates to be deemed to be engaged in the provision of (i) long distance telecommunications services (in those states where SBCISA, SBCI or any of their Affiliates have not received Section 271 authority) or (ii) any other services which, in the opinion of
SBCISA are prohibited by such Act in the "In-Region" states. The Parties ac-
knowledge that, on the date hereof, the "In-Region" states of the United States of
America applicable to SBCISA, SBCI and their Affiliates currently include the
States of California, Illinois, Indiana, Michigan, Nevada, Ohio and Wisconsin.
15. CERTAIN INDEMNITY OBLIGATIONS
15. 01
Indemnities: The Minister hereby undertakes that it shall indemnify and hold harmless the SEP, its members and their Affiliates (and their officers, directors, employees, consultants and other representatives) (the "Indem-
nitees") from and against any and all damages, claims or other losses (in-
cluding reasonable attorneys' fees) directly or indirectly suffered or in-
curred by any of them in connection with or as a result of any of the fol-
lowing:
(a)
any action or omission by Telkom (including its officers, directors, employees, consultants and other representatives) which is in vio-
lation of any applicable environmental laws prior to Telkom's adopting and commencing the implementation of the Compliance
Program contemplated at Clause 17. 02(c) of the Original Share-
holders' Agreement;
(b)
any exercise of authority under Section 52(1) of the Telecommuni-
cations Act in relation to Telkom, its Business or its Shareholders, if such action could reasonably be expected to have an adverse ef-
fect on Telkom or its Business or prospects or on the SEP's in-
vestment in Telkom; provided, however, that if such statutory pro-
vision is revoked or amended to the satisfaction of the SEP, then this clause (b) shall not be effective with respect to any exercise of authority after the effective date of such revocation or amendment unless and until such statutory provision is further amended in a manner which is not satisfactory to the SEP or is superseded by or replaced with a statutory provision which is substantially similar to
(or which has substantially the same effect as) Section 52(1) of the
Telecommunications Act as in effect on the date hereof; or

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(c)
any amendment to any of the Licences made without the consent of Telkom if such amendment has a material adverse effect on
Telkom or its business or prospects or on the SEP's investment in
Telkom (where for purposes of this clause all such amendments to the Licences shall be considered in the aggregate in determining their effects); provided, however, that the foregoing shall not be applicable to (i) any amendment to any Licences as contemplated by Section 48 of the Telecommunications Act; (ii) any amend-
ments made pursuant to the Telecommunications Amendment Act
of 2001 or any modification or "restatement" of the Licences, or similar action taken to conform the Licences to amendments to the
Telecommunications Act or regulations adopted pursuant thereto;
(iii) any amendment to any Licence which is imposed under the authority of Section 100 of the Telecommunications Act due to re-
peated and material violations of such Licence by Telkom.
15. 02
Procedure. In the event of any claim for indemnification under this Clause
15, the amount to be paid by the Minister shall be determined in accor-
dance with the dispute resolution procedure set forth in Clause 17. 14.
16.
NOTICES
The Parties choose their addresses set out below as their domicilium citandi et executandi ("domicilium") for all purposes arising from or pursuant to this
Agreement. All notices, requests, demands and other communications required or permitted to be given pursuant to or in connection with the requirements of this
Agreement shall be in writing and signed by the party or by a duly authorised of-
ficer of the party giving such notice and shall be addressed to the other party or parties at the addresses set out below or such other address as may from time to time be notified to the other party or parties in writing for such purposes and shall be sent by overnight or similar express courier, hand delivery or electronic or other facsimile transmission:
To the Minister: The Minister for Communications
of South Africa
Department of Communications
Ministry of Communications
Nkululeko House
iPariol: Office Park
399 Duncan Street
Hatfield
Pretoria 0001
Republic of South Africa
Attn: The Minister
Fax Number: + 27 12 427 8026

231352. 09-London Server IA - MSW
Telephone:                       +27 12 427 8511
To the SEP:                     THINTANA COMMUNICATIONS LLC
#2 Read's Way
Suite 117
Corporate Commons
New Castle, Delaware 19720
USA
Attn:                                Mr. Wayne Watts
Fax Number:                   +1 210 351 3257
Telephone:                       +1 210 351 3476
with a copy by facsimile, which shall not constitute notice (and which, if not sent, will not constitute a failure to send notice), to:
The Minister for Public Enterprises
of South Africa
Department of Public Enterprises
Suite 401
Infotech Building
1090 Arcadia Street
Hatfield
Pretoria 0083
Republic of South Africa
Fax Number:   + 27 12 342 7226
Telephone:      + 27 12 431 1128
Mr. Wayne Watts
SBC International South Africa, LLC
Fax Number: +1 210 351 3257
Telephone: +1 210 351 3476
Ms. Wang Cheng Yong
Telekom Malaysia-Africa Sdn. Bhd.
Fax Number:   +60 3 2283 2415
Telephone:      + 60 3 2020 2103
Any of the Parties shall be entitled from time to time by written notice to the other to vary its domicilium to any other address within the Republic of South Africa which is not a post office box or poste restante. Any no-
tice given by any Party to any other Party which:

231352 09-London Server IA - MSW
(a)
is delivered by hand during normal business hours of the addressee at the addressees' domicilium for the time being shall be presumed to be received by the addressee at the time of delivery; or
(b)
is transmitted by electronic or other facsimile transmission (with receipt confirmed) to the addressee at the addressee's domicilium for the time being shall be presumed to have been received by the addressee on the first Business Day following the successful transmission thereof.
17. MISCELLANEOUS
17.01
No Waiver: No failure or delay on the part of any Party hereto in exercis-
ing, any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right or power preclude any other or further exercise of any right or power hereunder.
17.02
Agreement to Prevail over Memorandum and Articles: In the event of any conflict between the provisions of this Agreement and the Memorandum or the Articles, the provisions of this Agreement shall as between the Par-
ties prevail and the Parties shall exercise their respective Voting Rights and any other powers of control in respect of Telkom in such manner, and take all such action necessary, so as to ensure (to the extent legally per-
missible) that the Memorandum and the Articles be amended. to the extent necessary for the purpose of carrying this Agreement into effect.
17.03
Severability: Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be unenforceable and in-
valid under applicable law such provision shall not be effective to the ex-
tent of such unenforceability or invalidity but the remaining provisions of this Agreement shall continue to be binding and in full force and effect.
17.04
No Partnership: Nothing in this Agreement shall be deemed to constitute a partnership between the Parties hereto nor establish a relationship of principal and agent or any other relationship of a similar nature between the Parties.
17.05
Remedy: The Parties hereto acknowledge and agree that money damages would not be sufficient remedy for breach by a Party of the non-
competition and confidentiality obligations set out in Clauses 10. 01 and 11 and that the non-breaching Party shall be entitled to (i) specific perform-
ance as a remedy for any such breach and (ii) any temporary measure in the form of a court order for an interdict or injunction, as the case may be.
The aforementioned remedy shall not be deemed to be the exclusive rem-

23 1352 09-London Server IA - MSW
edy for any such breach, but shall be in addition to all other remedies available at law or in equity to the non-breaching parties.
17.06
Entire Agreement: This Agreement, together with the other Transaction
Documents to which the Parties or either of them is a party, constitute the entire agreements between the Parties on the subject matter of this Agree-
ment. This Agreement together with the other Transaction Documents to which the Parties or either of them is a party, supersedes and replaces all previous oral or written agreements, contracts, understandings, representa-
tions, warranties, statements, and other communications of any nature of the Parties and their respective representatives and advisers, in respect of the subject matter of this Agreement.
17.07
Amendment: No amendment or change to this Agreement shall be effec-
tive unless such amendment or change is made in writing and duly exe-
cuted by the authorised representatives of the Parties against whom such modification, amendment or change is sought except as specifically pro-
vided for in this Agreement.
17. 08
Language: This Agreement has been negotiated and executed in the Eng-
lish language which shall be the official language for the construction and interpretation of this Agreement and all agreements, notices, documents and instruments contemplated hereby and, as between the Parties, the Eng-
lish version of any document required by any applicable law to be trans-
lated into another language for subsequent execution and delivery in such other language shall be the governing document and shall determine all rights and obligations of the Parties for all purposes, except as otherwise required by applicable law.
17.09
Further Assurances: Each Party shall execute, acknowledge, deliver and file all such documents and instruments, and shall take such other action as shall be reasonably requested from time to time by any other Party to give effect to the provisions of this Agreement.
17.10
Assignment: This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their re-
spective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by ei-
ther Party hereto other than as provided in this Agreement without the prior written consent of the other Party.
17.11
Counterpart Execution: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

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17.12
Governing Law: The validity, construction and performance of this
Agreement shall be governed by the laws of the Republic of South Africa.
17.13
Waiver of Immunity: The Parties recognize and acknowledge that this
Agreement and the transactions contemplated by this Agreement consti-
tute a commercial transaction. To the extent that either Party (including the assignee of a Party's rights or obligations under this Agreement) may be entitled, in any jurisdiction, to claim sovereign immunity or any other immunity, as the case may be, from the jurisdiction of any court or arbitral tribunal, or from any legal process, including but not limited to any order, attachment, judgment or award, such Party hereby irrevocably agrees not to claim or assert, and hereby irrevocably waives, such sovereign or other immunity. The Parties intend the foregoing waiver of sovereign immunity to be no less broad than any waiver permitted by the State Immunity Act of 1978 of Great Britain.
17.14
Settlement of Disputes:
(a)
At the written request of any Party, the Parties shall in good faith attempt to resolve any dispute, controversy or claim between or among any of the Parties arising out of or relating to this Agree-
ment or the breach, termination or invalidity thereof (hereafter, a
"Dispute"
) amicably.
(b)
Any Dispute which is not resolved within thirty (30) days of re-
ceipt by a Party of a request, shall, at the request of any Party, be exclusively and finally resolved by arbitration conducted in accor-
dance with the Rules of Arbitration of the International Chamber of Commerce ("ICC") then in effect (the "Rules") except as modi-
fied herein, provided, that such arbitration may not be commenced, unless the Parties to the Dispute otherwise agree, until the thirty-
first (31st) day after the written request referred to in Clause
17. 14(a) has been received by the other Party to the Dispute.
(c)
There shall be three (3) arbitrators. The claimant shall nominate one arbitrator and the respondent shall nominate the second arbi-
trator in accordance with the Rules. The two party-appointed arbi-
trators shall have thirty (30) days from the nomination of the sec-
ond arbitrator to agree on a third arbitrator, who shall serve as pre-
siding arbitrator. Any arbitrator not timely nominated shall, on re-
quest of any Party, be appointed by the ICC Court of Arbitration in accordance with the Rules. If there are more than two Parties to the arbitration, the Parties shall have forty-five (45) days from re-
ceipt by the respondent(s) of the Request for Arbitration to agree on the three arbitrators or on a method for constituting the arbitral tribunal in those circumstances, failing which the ICC Court of

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Arbitration will appoint all three arbitrators under Article 10(2) of the ICC Rules.
(d)
The place of arbitration shall be Gauteng Province, South Africa and the award shall be deemed rendered in South Africa. The arbi-
trators may conduct proceedings or portions of proceedings at any venues they deem convenient. The language of the arbitration shall be English.
(e)
The arbitrators shall be able to read, write and converse fluently in
English. The presiding arbitrator shall not be a national of any country in which either Party or ultimate parent of such Party is domiciled.
(f)
The Terms of Reference shall be finalized within two months of the appointment of the third arbitrator. The hearing, which shall be scheduled on consecutive Business Days and shall last no more than ten days, shall commence no later than four months after the signing by the arbitrators or approval by the ICC Court of Arbitra-
tion of the Terms of Reference, and the award shall be rendered within thirty (30) days of the close of the hearing, provided, that any of the conditions in this Clause 17.14(f) may be dispensed with if a majority of the arbitral tribunal is satisfied that such condition is impracticable or otherwise unworkable.
(g)
In addition to the powers expressly provided in the Rules, the arbi-
trators shall have the power to (i) modify or disallow any Party's requests for discovery or inspection; (ii) order the production of books, records, documents and other materials in the possession of the Parties or under their control, (iii) inspect goods and property of the Parties, (iv) question under oath the Parties' witnesses, (v)
summon witnesses to appear at the hearing before the arbitral panel and (vi) record evidence. The arbitrators shall also have power to rule upon their own jurisdiction.
(h)
In connection with any arbitral proceeding commenced under this
Clause, and unless otherwise ordered by the arbitral tribunal, each
Party shall have the power, subject to Clause 17.14(g) to (i) request the discovery and inspection of relevant documents and other ma-
terials in the possession of the other Party or under its control, make or have made copies thereof and/or take extracts therefrom and have such documents or copies thereof produced and/or deliv-
ered at any place reasonably requested by such Party for the afore-
said purpose, (ii) present oral evidence at any hearing conducted before the arbitral panel, (iii) summon witnesses to appear at any hearing conducted before the arbitral panel, and (iv) cross-examine

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witnesses summoned by the other Party at any hearing conducted before the arbitral panel and (v) submit other evidence to the arbi-
tral panel as such panel may permit.
(i)
In rendering their award, the arbitrators shall be bound by the
Agreement and shall interpret the Agreement in accordance with the laws of South Africa. The arbitrators' award (which shall be unanimous or by a majority of the arbitrators without there being any right of reference to an umpire in the event of disagreement between the arbitrators) shall be reasoned, rendered in writing, fi-
nal and binding upon the Parties and carried into effect and may be enforced and confirmed as a judgment or an order of any court having jurisdiction.
(j)
In any arbitration proceedings under this Clause 17.14, the arbitra-
tors shall be empowered to award monetary damages, but shall not be empowered to award exemplary, punitive or similar damages.
If one Party prevails on all or substantially all of the claims of any arbitration proceedings under this Clause 17.14, the other Party not prevailing shall pay all the fees and expenses of the arbitrators, the
ICC and of such prevailing Party (including such Party's reason-
able attorneys' fees), such determination to be made by the arbitral tribunal.
Any monetary award made hereunder shall be made in
Dollars and payable free of any tax or other deduction, and shall include (i) interest from the date of any breach or other violation of this Agreement to the date on which such award is paid at a fair rate determined by the arbitrators and (ii) any additional amounts necessary to compensate the Party to whom such award is made pursuant to this Clause for any taxes imposed on such Party or its owners with respect to such amount (except for income taxes pay-
able with respect to any such award that is paid to satisfy a claim for amounts that, if paid as and when due as claimed, would have constituted taxable income to such Party).
(k)
In any arbitration proceeding under this Clause 17.14, the arbitra-
tors shall be authorized to order specific performance of any obli-
gations arising under this Agreement.
(1)
This Clause shall not preclude either Party from obtaining provi-
sional relief by way of motion or interlocutory proceedings on an urgent basis or from instituting any interdict, injunction or any similar proceedings in any court of competent jurisdiction in order to compel arbitration or to preserve the subject matter of the arbi-
tration or the availability of effective relief or to enforce the provi-
sions of Clause 11 pending the decision of the arbitrators.

23 1352 09-London Sewer IA - MSW
(m)
In any arbitration proceedings under this Clause 17.14, the Parties shall remain bound by the provisions of Clause 11 of this Agree-
ment. Notwithstanding anything contained in the Rules to the con-
trary, the Parties shall not be restricted from making any disclo-
sures required by law or enforceable legal process, or by the rules of any securities exchange or regulatory authority having jurisdic-
tion over any Party.
17.15
No Third Party Rights: Nothing in this Agreement, express or implied, is intended to confer, upon any person, other than the Parties hereto and their respective successors and assigns, any rights or remedies of any nature whatsoever under or by reason of this Agreement.
17.16
Payments: All amounts payable (hereunder or under the Articles, includ-
ing without limitation, dividends) by any party to the SEP shall, to the ex-
tent lawful, be paid in Dollars in New York, New York by wire transfer of immediately available finds to an account specified from time to time by the
 SEP.
17.17
Approvals: Each Party shall undertake that it shall not withhold unrea-
sonably its approval in respect of all matters requiring the approval of such
Party under this Agreement, the Memorandum or the Articles.
18. CONDITIONS PRECEDENT
18.01
Provisions Which Take Immediate Effect: The provisions of this Clause
18 and Clauses 1, 3.03(b), 6.01 (a), 11, 16, 20 and, to the extent that they can be applied to the aforegoing Clauses, the provisions of Clause 17, shall take effect and become operative immediately upon the date of signature of this Agreement.
18.02
Initial Suspensive Conditions: All the provisions of this Agreement, ex-
cept for those which take effect and become operative immediately in terms of Clause 18. 01 above, shall be subject to the fulfillment of the fol-
lowing initial suspensive conditions by 16 January 2003, or such later date as the Parties may agree upon in writing:
(a)
that Telkom and the SEP will, if they have not already done so, en-
ter into and sign a Strategic Services Agreement, substantially in accordance with the form of Strategic Services Agreement attached hereto as Appendix A, for the continued provision of certain hu-
man resources by the SEP to Telkom;
(b)
that the Minister, Telkom and the SEP enter into and sign an agreement regarding registration rights, substantially in accordance

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with the form of Registration Rights Agreement attached as Ap-
pendix B; and
(c)
that the Minister, Telkom and the SEP enter into and sign an agreement substantially in accordance with the form of Termina-
tion Agreement attached as Appendix I, to terminate the Original
Shareholders' Agreement.
18.03
The initial suspensive condition set forth in Clause 18. 02(a) above is stipu-
lated for the benefit of the SEP alone and may be waived by the SEP at any time before 16 January 2003, or by such later date as the Parties may agree upon in writing, but only by written notice given by the SEP to the
Minister before the end of that period. If such condition is duly waived by the SEP then it shall be deemed to have been fulfilled.
18.04
If any one of the initial suspensive conditions set forth in Clause 18. 02 above is not fulfilled, or where applicable deemed to be fulfilled, by 16
January 2003 or such later date as may be agreed upon in writing by the
Parties, then the provisions of this Agreement that are suspended shall not take effect unless otherwise agreed in writing by the Parties, and the Par-
ties' rights and responsibilities with regard to the management and gov-
ernance of Telkom shall revert to the status quo ante; provided, however.
that nothing herein shall be deemed to limit in any way any rights that have accrued pursuant this Agreement or any of the Transaction Docu-
ments.
18.05
If all of the initial suspensive conditions set forth in Clause 18. 02 are ful-
 filled, or where applicable deemed to be fulfilled, by 16 January 2003 or such later date as may be agreed upon in writing by the Parties, then the provisions of Clause 19 below shall take effect and become operative, but all of the other provisions of this Agreement which were suspended in terms of Clause 18. 02 above shall nonetheless continue to be suspended until the additional suspensive condition referred to in Clause 20 below is fulfilled.
19. ALTERATION OF SHARE CAPITAL AND ADOPTION OF NEW
MEMORANDUM AND ARTICLES
19.01
The Minister and the SEP agree with each other that immediately after all of the initial suspensive conditions referred to in Clause 18. 02 above are fulfilled or, if applicable, deemed to be fulfilled, they will procure that a
General Meeting will pass as special resolutions all of the special resolu-
tions set out in Appendix J hereto.
19.02
The Parties shall (to the extent they lawfully can) exercise their respective
Voting Rights and procure that Telkom will, do everything necessary to

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carry out the matters referred to in Clause 19.01 above, including the con-
vening and holding of all the necessary meetings of Telkom, the passing of the necessary resolutions at those meetings, and the filing of all docu-
ments and forms which are required to be filed with the South African
Companies Registration Office in terms of the Companies Act; and to that end the Minister and the SEP shall exercise all of their Voting Rights as the owners of all the issued Shares.
19.03
For the purposes of this Clause 19, the word "procure" shall have its usual meaning, so that the Parties will be obliged to bring about what they have agreed to procure, and the application of Clause 1.05(g) in those contexts shall be restricted accordingly.
20. ADDITIONAL SUSPENSIVE CONDITION
20.01
All the provisions of this Agreement, except for those which take effect and become operative in terms of Clauses 18. 01 and 18. 05 above, shall be subject to the fulfillment of the following additional suspensive condition by 30 November 2003, or such later date as the Parties may agree upon in writing:
(a)
that Telkom's issued Shares will be duly listed on the JSE Securi-
ties Exchange South Africa and the New York Stock Exchange;
and
(b)
that Telkom and the SEP receive from the South African Reserve
Bank the necessary Exchange Control Approvals to enter into and perform the Strategic Services Agreement and render it uncondi-
tional substantially in the form attached hereto as Appendix A.
20.02
The additional suspensive condition set forth in Clauses 20.01 (b) above is stipulated for the benefit of the SEP alone and may be waived by the SEP at any time before 30 November 2003, or by such later date as the Parties may agree upon in writing, but only by written notice given by the SEP to the Minister before the end of that period. If such condition is duly waived by the SEP then it shall be deemed to have been fulfilled.
20.03
If either of the additional suspensive conditions set forth in Clause 20.01 above is not fulfilled, or where applicable deemed to be fulfilled, by 30
November 2003, or such later date as the Parties may agree in writing, then all of the provisions of this Agreement that are suspended shall not take effect, unless the Parties agree otherwise in writing, and the Parties'
rights and responsibilities with regard to the management and governance of Telkom shall revert to the status quo ante in accordance with the provi-
sions of the Termination Agreement; provided, however, that nothing

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herein shall be deemed to limit in any way any rights that have accrued pursuant to this Agreement or any of the Transaction Documents.
20.04
If the additional suspensive conditions set forth in Clause 20. 01 are ful-
filled, or where applicable deemed to be fulfilled, by 30 November 2003, or such later date as may be agreed upon in writing by the Parties, then all the provisions of this Agreement which are suspended pursuant to
Clause 18. 05 above shall take effect and become operative, and the whole of this Agreement shall accordingly become unconditional.

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IN WITNESS WHEREOF the Parties or their authorized representatives hereto have hereunder set their respective hands the day and year first above written.
SIGNED BY THE MINISTER FOR COMMUNI-  )   /S/
CATIONS OF THE      )
GOVERNMENT OF THE REPUBLIC     )
OF SOUTH AFRICA     )
SIGNED for and on behalf of     )
THINTANA COMMUNICATIONS LLC     )
By:     )   /S/
Name:     )
Title:     )

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